Exhibit 4.3(i)

ECOLAB SAVINGS PLAN and esop

Adoption of 2017 Restatement

Effective January 1, 2017, the Ecolab Savings Plan and ESOP is amended, in its entirety, to read as set forth in the attached document, entitled “Ecolab Savings Plan and ESOP – 2017 Restatement.”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal to be affixed, on the date written below.

Dated: August 18, 2017

ECOLAB INC.
(Seal)

Attest:	/s/ Michael C. McCormick	By:	/s/ Daniel J. Schmechel
	Michael C. McCormick		Daniel J. Schmechel
	Executive Vice President, General Counsel,		Chief Financial Officer
and Secretary

ECOLAB SAVINGS PLAN and esop

2017 RESTATEMENT

ECOLAB SAVINGS PLAN and esop

2017 RESTATEMENT

Page

ARTICLE 1 DESCRIPTION AND PURPOSE1

1.1.Plan Name1

1.2.Plan Description1

1.3.Plan Purposes1

ARTICLE 2 ELIGIBILITY1

2.1.Eligibility1

2.2.Transfer among Participating Employers2

2.3.Multiple Employment2

2.4.Termination or Cessation to be a Qualified Employee2

2.5.Condition of Participation3

2.6.Termination of Participation3

ARTICLE 3 CONTRIBUTIONS3

3.1.Elective Deferral Contributions3

3.2.Catch-Up Contributions5

3.3.Matching Contributions5

3.4.Rollovers6

3.5.Transfer of Accounts7

ARTICLE 4 TRUSTEE’S ACCOUNTS AND VALUATION7

4.1.Establishment of Accounts7

4.2.Valuation and Account Adjustment8

4.3.Allocations Do Not Create Rights8

ARTICLE 5 PARTICIPANT INVESTMENT DIRECTION9

5.1.Establishment of Investment Funds9

5.2.Contribution Investment Directions9

5.3.Transfer Among Investment Funds10

5.4.Investment Direction Responsibility Resides With Participants11

5.5.Ecolab Stock Fund Tenders11

5.6.Voting Ecolab Inc. Stock11

5.7.Special Restrictions12

5.8.Default Investments12

ARTICLE 6 WITHDRAWALS DURING EMPLOYMENT AND LOANS13

6.1.Non-Hardship Withdrawals.13

6.2.Hardship Withdrawals from Elective Deferral Funds13

6.3.Withdrawals from Merged Accounts.15

6.4.Rules for Withdrawals15

6.5.Plan Loans15

6.6.ESOP Dividend Distributions.18

i

(continued)

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ARTICLE 7 VESTING AND FORFEITURES19

7.1.Vesting19

7.2.Nalco Plan Vesting20

ARTICLE 8 DISTRIBUTIONS AFTER TERMINATION20

8.1.Distribution Events20

8.2.Form of Distribution.21

8.3.Beneficiary Designation21

8.4.Assignment, Alienation of Benefits22

8.5.Payment in Event of Incapacity23

8.6.Payment Satisfies Claims23

8.7.Disposition if Distributee Cannot Be Located23

8.8.Direct Rollovers23

8.9.Minimum Required Distributions24

ARTICLE 9 CONTRIBUTION LIMITATIONS26

9.1.Elective Deferral Contribution Dollar Limitation26

9.2.Actual Contribution Percentage Limitations26

9.3.Earnings on Excess Contributions27

9.4.Aggregate Defined Contribution Limitations28

9.5.Exclusion of Catch-Up Contributions29

9.6.Administrator’s Discretion29

ARTICLE 10 ADOPTION, AMENDMENT AND TERMINATION29

10.1.Adoption by Affiliated Organizations29

10.2.Authority to Amend and Procedure29

10.3.Authority to Terminate and Procedure30

10.4.Vesting Upon Termination, Partial Termination or Discontinuance of Contributions30

10.5.Distribution Following Termination, Partial Termination or Discontinuance of Contributions30

ARTICLE 11 DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS30

11.1.Account30

11.2.Active Participant31

11.3.Administrator31

11.4.Affiliated Organization31

11.5.After-Tax Savings Contributions31

11.6.After-Tax Savings Contribution Account31

11.7.Before-Tax Savings Contributions31

11.8.Before-Tax Savings Contribution Account31

11.9.Beneficiary32

11.10.Code32

11.11.Company32

(continued)

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11.12.Consent of Spouse32

11.13.Disabled32

11.14.Domestic Partner33

11.15.Elective Deferral Contributions33

11.16.Eligible Earnings33

11.17.Eligible Rollover Distribution.34

11.18.Employee35

11.19.ERISA35

11.20.ESOP35

11.21.ESOP Account35

11.22.Fund35

11.23.Governing Law35

11.24.Headings36

11.25.Highly Compensated Employee.36

11.26.Hour of Service37

11.27.Investment Committee39

11.28.Leased Employee.39

11.29.Limitation Year39

11.30.Loan Account39

11.31.Matching Account39

11.32.Matching Contributions39

11.33.Named Fiduciary39

11.34.Normal Retirement Date39

11.35.Number and Gender40

11.36.Participant40

11.37.Participating Employer40

11.38.Plan40

11.39.Plan Rule40

11.40.Plan Year40

11.41.Profit Sharing Account40

11.42.Profit Sharing Contributions40

11.43.Qualified Employee40

11.44.Required Beginning Date41

11.45.Rollover Account42

11.46.Roth 401(k) Account42

11.47.Roth 401(k) Contribution42

11.48.Section 415 Wages42

11.49.Spouse43

11.50.Termination of Employment43

11.51.Testing Wages43

11.52.Treasury Regulations44

11.53.Trust44

11.54.Trustee44

11.55.Valuation Date44

(continued)

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ARTICLE 12 ADMINISTRATION OF PLAN44

12.1.Administrator and Named Fiduciary44

12.2.Appointment of the Administrator and Appointment and Composition of the Investment Committee44

12.3.Compensation and Expenses45

12.4.Adoption of Rules45

12.5.Investment Committee In General45

12.6.Obligations of the Administrator or Investment Committee45

12.7.Professional Assistance46

12.8.Conflict of Interest46

12.9.Dual Capacity46

12.10.Liability for Breach of Duty by Others46

12.11.Indemnification47

12.12.Benefit Claim Procedure47

12.13.Correction of Errors48

12.14.Reliance on Information49

12.15.Funding Policy49

12.16.Board of Directors Actions49

12.17.Officers49

12.18.Qualified Domestic Relations Order Expenses.50

ARTICLE 13 MISCELLANEOUS50

13.1.Merger, Consolidation, Transfer of Assets50

13.2.Limited Reversion of Fund50

13.3.Top-Heavy Provisions51

13.4.No Employment Rights Created53

13.5.Priority of Trust Agreement54

13.6.Uniformed Service54

13.7.Limitation on Actions55

ECOLAB SAVINGS PLAN and esop

2017 RESTATEMENT

ARTICLE 1
DESCRIPTION AND PURPOSE
1.1.	Plan Name

The name of the Plan is the “Ecolab Savings Plan and ESOP.”

1.2.	Plan Description

The Plan is a single plan consisting of a profit sharing portion and stock bonus portion.  The stock bonus portion of the Plan constitutes an employee stock ownership plan within the meaning of Code section 4975(e)(7).  Salary reduction cash or deferred contributions and matching contributions are made to the profit sharing portion of the Plan.  All amounts invested in the Ecolab Stock Fund are transferred to the stock bonus portion of the Plan.  The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m).  It will be a safe harbor plan described in Code section 401(k)(12).  Notwithstanding the designation of the Plan as a profit sharing plan, a Participating Employer may make contributions to the Plan even though such employer has no current or accumulated earnings and profits.

1.3.	Plan Purposes

The purposes of the Plan are to promote effort and cooperation on the part of participating employees; to provide a measure of economic security to each such employee by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to permit participating employees to share in the profits and growth of the Participating Employer.

ARTICLE 2
ELIGIBILITY
2.1.	Eligibility
(A)Except as provided in Subsection (B) or (D), each Qualified Employee who is regularly scheduled to work at least twenty hours per week and is not classified as a temporary employee under his or her Participating Employer’s job classification policies and procedures will become eligible to Participate in the Plan on the date on which he or she first performs services as a Qualified Employee.
(B)A person who becomes a Qualified Employee by reason of an acquisition, merger, reorganization, consolidation or other corporate event but is not paid through the Company’s regular United States payroll system, will not become a participant until
(1)the date he or she is added to and paid through such system, or

(2)if earlier, the first day of the month that begins more than 90 days after he or she became a Qualified Employee; provided that the Plan Administrator may extend such 90-day period if he or she determines that the Company has been unable to complete the payroll processing for reasons beyond its control.
(C)Except as provided in Subsection (D), each other Qualified Employee will become eligible to participate in the Plan on the January 1 or July 1 coinciding with or next following the date on which he or she has completed a 12-consecutive-month period of employment in which he or she has completed at least 1,000 Hours of Service.  The first 12-consecutive month measuring period for a Qualified Employee will be the 12-consecutive month period immediately following his or her first date of employment as an Employee, and subsequent 12-consecutive month measuring periods will be each Plan Year.  An individual who is not a Qualified Employee on the date on which he or she would become eligible to participate will become eligible to participate on the next date on which he or she is a Qualified Employee.  Notwithstanding the foregoing provision, a Qualified Employee who, before January 1, 2014, completes any 12-consecutive-month period of employment in which he or she has completed at least 1,000 Hours of Service will become eligible to participate in the Plan on the next following day.
(D)A Qualified Employee who is eligible to elect contributions under the Ecolab Savings Plan and ESOP for Traditional Benefit Employees will not be eligible to participate in this Plan.
2.2.	Transfer among Participating Employers

A Participant who transfers from one Participating Employer to another Participating Employer as a Qualified Employee will continue to participate in the Plan as a Qualified Employee of such other Participating Employer.  During the Plan Year in which such transfer occurs, the Participant will participate based on his or her separate Eligible Earnings received from each Participating Employer for such Plan Year.

2.3.	Multiple Employment

A Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of his or her separate Eligible Earnings from each such Participating Employer.

2.4.	Termination or Cessation to be a Qualified Employee

No contribution will be made by or on behalf of a Participant after the Participant

(A)terminates employment with all Participating Employers,
(B)transfers to an Affiliated Organization that has not adopted the Plan, or
(C)transfers to an employment classification excluded from the definition of “Qualified Employee,”

except for any Participating Employer contribution due on account of the portion of the Plan Year preceding the Participant’s termination or transfer.

2.5.	Condition of Participation

Each eligible Qualified Employee, as a condition of participation, will be bound by all of the terms and conditions of the Plan and will furnish to the Administrator such pertinent information and execute such instruments as the Administrator may require.

2.6.	Termination of Participation

A person will cease to be a Participant as of the date on which his or her employment has terminated and all benefits, if any, to which he or she is entitled under this Plan have been distributed.

ARTICLE 3
CONTRIBUTIONS
3.1.	Elective Deferral Contributions
(A)Subject to the limitations of Article 9, for each Plan Year the Participating Employer of each Participant will make Elective Deferral Contributions to the Trust on behalf of such Participant in the amount by which the Participant’s Eligible Earnings have been reduced in accordance with the succeeding provisions of this section.  Elective Deferral Contributions will be paid to the Trustee as soon as administratively practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect to which such contribution is made.
(B)Subject to the succeeding provisions of this section, a Participant may elect to reduce his or her Eligible Earnings by any one percent increment from one percent to 50 percent.  The percentage so elected will automatically apply to the Participant’s Eligible Earnings as adjusted from time to time.  A Participant’s election will be applied to his or her Eligible Earnings determined without regard to the limitation of Code section 401(a)(17), but will not, for any Plan Year, exceed the specified maximum percentage of his or her Eligible Earnings determined with regard to such limitation.
(C)Elections for Eligible Earnings reductions will be made in accordance with the election procedures established by the Administrator and in accordance with the following rules.
(1)A Participant’s Eligible Earnings reductions will commence on the first payday that follows the processing of the Participant’s election.  A Participant’s Eligible Earnings reductions will cease as of the end of the month in which the Participant terminates employment, transfers employment to an Affiliated Organization that has not adopted the Plan or transfers employment classification to a classification not covered under this Plan.
(2)A Participant may elect to have any portion or all of his or her future Eligible Earnings reductions designated as Roth 401(k) Contributions.  Such election will remain in effect with respect to all Eligible Earnings reductions until changed by a new Participant election.
(3)A Participant may change the rate at which Eligible Earnings reductions will be made for the first payday that follows the processing of the Participant’s request for such a change.  The Participant’s Eligible Earnings reductions will continue at such changed rate until a further change by the Participant is processed.  Any such change must be to a percentage increment allowed under Subsection (B).
(4)A Participant may, at any time in the manner prescribed by Plan Rules, elect automatic increases in the rate at which Eligible Earnings reductions will be made.    Any such increase must be to a percentage or dollar increment allowed for the initial election.  The rate of the Participant’s Eligible Earnings reductions will continue to increase until the rate reaches the maximum specified by the Participant or the Participant’s election to change or cease such increases is processed.
(5)A Participant may suspend Eligible Earnings reductions as of the first payday that follows the processing of the Participant’s request for the suspension.  A Participant who has suspended Eligible Earnings reductions may resume such reductions as of the first payday that follows the processing of the Participant’s request for such resumption.
(6)Eligible Earnings reductions for a Participant who has terminated employment, transferred employment to an Affiliated Organization that has not adopted the Plan or transferred employment classification to a classification not covered under this Plan, and who is reemployed with a Participating Employer or transfers to an employment classification that is covered under this Plan, as the case may be, will not be resumed unless the Participant again enrolls in the Plan following the occurrence of such event.
(7)Participants on a leave of absence, other than a short-term disability leave or military service leave during which the Participant continues to receive Eligible Earnings, will be deemed to have suspended Eligible Earnings reductions as of the payday which next follows the date on which the Administrator processes the appropriate suspension following receipt of notification of the commencement of the leave of absence.  A Participant’s Eligible Earnings reductions will be resumed upon the Participant’s return from a leave of absence of less than six months’ duration at the rate in effect prior to the leave unless the Participant changes the rate pursuant to paragraph (B).  After a Participant returns from a leave of six months’ duration or more, Eligible Earnings reductions will be resumed as of the first payday that follows the processing of the Participant’s request for such resumption.
(8)Participants’ Eligible Earnings reductions may be made only on a continuing payroll period basis and in accordance with Plan Rules.  If any election or notice submitted by a Participant to the Administrator is not processed on a timely basis, no retroactive adjustments shall be made to take into account the effect of any such delay unless required by Treasury Regulations.

(9)Elective Deferral Contributions for a Participant who makes a hardship withdrawal pursuant to Section 6.2 will be automatically suspended for the six-month period beginning on the date of the withdrawal distribution.  Following the suspension period the Participant may again elect Eligible Earnings reductions in accordance with this subsection.
3.2.	Catch-Up Contributions
(A)Each Participant who has attained age 49 before the first day of a taxable year may elect for such taxable year Catch-Up Contributions, which consist of Eligible Earnings reductions and corresponding Elective Deferral Contributions in excess of any of the limitations of Article 9 or the percentage limitation of Section 3.1.
(B)Catch-Up Contributions elected by a Participant for any taxable year may not exceed the lesser of
(1)the applicable dollar amount specified in Code section 414(v) and
(2)the excess of the Participant’s Eligible Earnings over the amount of other Elective Deferral Contributions made on the Participant’s behalf for such taxable year.
(C)Catch-Up Contributions will be elected in accordance with the procedures prescribed by the Administrator.
(D)Catch-Up Contributions will be allocated to the Participant’s Before-Tax Savings Contribution Account or Roth 401(k) Account in accordance with the Participant’s contribution election.
3.3.	Matching Contributions
(A)Subject to the limitations of Article 9, each Participating Employer will contribute to the Trust on behalf of each Participant who is a Qualified Employee of such Participating Employer an amount equal to the sum of the following amounts:
(1)the amount of Elective Deferral Contributions, including Catch-Up Contributions, made for such Participant that does not exceed four percent of such Participant’s Eligible Earnings, and
(2)one-half of the amount of the Elective Deferral Contributions, including Catch-Up Contributions, made for such Participant that exceeds four percent of such Participant’s Eligible Earnings but does not exceed eight percent of such Participant’s Eligible Earnings.
(B)Matching Contributions for a Participant will be determined for each payroll period on the basis of the Participant’s Eligible Earnings paid and Elective Deferral Contributions, including Catch-Up Contributions, made for such payroll period.  All Matching Contributions made with respect to an Elective Deferral Contribution during a calendar quarter will be paid to the Trustee on such date or dates as the Participating Employer may elect not later than the last day of the succeeding calendar quarter.
(C)As of the end of each Plan Year, each Participating Employer will contribute to the Trust on behalf of each Participant who was a Qualified Employee of such Participating Employer during such Plan Year an additional Matching Contribution equal to the excess, if any, of
(1)the Matching Contribution that would have been made on behalf of the Participant had contributions under Subsection (A) been determined on the basis of the Participant’s Elective Deferral Contributions, including Catch-Up Contributions, for the entire Plan Year, over
(2)the aggregate Matching Contributions made on such Participant’s behalf pursuant to Subsection (B) for such Plan Year.
(D)No Matching Contribution will be made with respect to any portion of a Participant’s Elective Deferral Contributions that is forfeited or returned to the Participant pursuant to Article 9.  (For this purpose all such forfeitures and distributions will be deemed to be made first from any Elective Deferral Contributions with respect to which no Matching Contribution was made.)  The amount of any Matching Contribution that is, by reason of errors in projecting the amount of a Participant’s Elective Deferral Contributions or otherwise, allocated to a Participant’s Account and subsequently determined to violate the foregoing provision will be subtracted from such Account as soon as practicable, increased by fund earnings and decreased by fund losses attributable to such Matching Contribution.
(E)Matching Contributions will be invested in accordance with the Participant’s most recent investment directions for future contributions.
3.4.	Rollovers
(A)A Participant may, with the prior consent of the Administrator, contribute to the Trust, within 60 days of receipt:
(1)an Eligible Rollover Distribution, excluding after-tax contributions, from a plan qualified under Code section 401(a), an annuity plan under Code section 403(b), an annuity contract under Code section 403(a), or an eligible deferred compensation plan under Code section 457(a) maintained by a governmental employer described in Code section 457 (e)(1)(A); or
(2)the balance of an individual retirement account to which the only contributions have been one or more Eligible Rollover Distributions described in clause (1), excluding after-tax contributions.
(B)Any contribution to the Trust pursuant to Subsection (A) must be made in cash; provided, however, that to the extent and subject to the conditions prescribed by the Administrator, a rollover contribution made in conjunction with a business acquisition may include a Participant’s loans from the prior plan or other in kind assets.

(C)Any funds received by the Trust under this Section will be credited to the Participant’s Rollover Account.
(D)The Plan will accept a rollover contribution to a Participant’s Roth 401(k) Rollover Account, but only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).
3.5.	Transfer of Accounts

If the accounts (and subaccounts) of an individual who was a participant in the Ecolab Savings Plan and ESOP for Traditional Benefit Employees are transferred to this Plan pursuant to the provisions of such other plan, each transferred account and subaccount will be credited to the corresponding Account and subaccount under this Plan and treated for all purposes as if the Participant had been a Participant in this Plan when the contributions to such account were made.  The accounts so transferred will be invested in the same manner as such accounts were invested prior to the transfer.

ARTICLE 4
TRUSTEE’S ACCOUNTS AND VALUATION
4.1.	Establishment of Accounts

The following Accounts will be established and maintained for each Participant in each of the portions of the Plan that constitute a profit sharing plan and the ESOP, a stock bonus plan:

(A)Before-Tax Savings Contribution Account, to which there will be credited the amount of Elective Deferral Contributions and Catch-Up Contributions other than Roth 401(k) Contributions the Participating Employer has made on the Participant’s behalf.
(B)Roth 401(k) Account, to which Roth 401(k) Contributions will be credited.  Contributions and withdrawals of Roth 401(k) Contributions will be credited and debited to the Participant’s Roth 401(k) Account.  Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to the Participant’s Roth 401(k) Account and the Participant’s other Accounts under the Plan.  No amounts other than Roth 401(k) Contributions and properly attributable earnings will be credited to a Participant’s Roth 401(k) Account.
(C)After-Tax Savings Contribution Account, to which there will be credited the amount of After-Tax Savings Contributions made under prior provisions of the Plan.  Within such Account, contributions made prior to January 1, 1987, and earnings on such contributions will be separately identified.
(D)Matching Account, to which there will be credited the amount of Matching Contributions made on the Participant’s behalf.  Matching Contributions will be made to the portion of the Plan that is not an ESOP.

(E)Profit Sharing Contribution Account, to which there will be credited Profit Sharing Contributions made prior to March 1, 2002, on the Participant’s behalf under the prior provisions of the Plan.
(F)Rollover Account, to which there will be credited the amount of any rollover contribution.  Any rollover from a Roth 401(k) account will be separately accounted for.
(G)Loan Account, in which there shall be evidenced the then outstanding principal and interest amounts due from the Participant to the Trust because of a loan to the Participant.
(H)One or more additional accounts or subaccounts may be established and maintained for any Participant or group of similarly situated Participants in connection with the merger of another plan into the Plan, in which case, provisions applicable solely to such accounts or subaccounts will be set forth in an amendment to the Plan.
(I)To the extent that a Participant elects to invest any of the Participant’s Accounts in the Ecolab Stock Fund, such investment in the Ecolab Stock Fund will be transferred to the Participant’s ESOP Account while so invested.  No contribution will be allocated to the portion of the Plan that is an ESOP except pursuant to the Participant’s election.  Any portion of a Participant’s Accounts transferred to the Participant’s ESOP Account pursuant to a prior provision of the Plan will remain allocated to the Participant’s ESOP Account except to the extent the Participant elects to transfer the Account out of the Ecolab Stock Fund.
4.2.	Valuation and Account Adjustment

As of the close of business on each Valuation Date, each Participant’s Accounts within each investment fund established pursuant to Section 5.1 will be separately adjusted for income, expense, gains and losses of the investment fund since the last prior adjustment in a manner determined by the Administrator to be uniform and equitable.

4.3.	Allocations Do Not Create Rights

The fact that allocations are made and credited to the Accounts of a Participant will not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the terms and conditions expressly set forth in the Plan.  Notwithstanding any allocation or credit to the Account of any Participant, the issuance of any statement to the Participant or the distribution of all or any portion of a Participant’s Account balance, the Administrator may direct the Participant’s Account to be adjusted to the extent necessary to correct any error in such Account, whether caused by a misapplication of any provision of the Plan or otherwise, and may recover from the Participant or the Participant’s Beneficiary the amount of any excess distribution.  Any such adjustment will be made within a reasonable time after the error is discovered.

ARTICLE 5
PARTICIPANT INVESTMENT DIRECTION
5.1.	Establishment of Investment Funds
(A)Each Participant will determine the manner in which his or her Accounts are invested among the Funds. The Trustee will maintain, within the Trust, such separate investment Funds of such nature and possessing such characteristics as the Investment Committee may from time to time direct. Each Participant's Accounts will be invested in the investment Funds in accordance with the procedures set forth in this article.
(B)The investment Funds maintained by the Trustee shall, to the extent permitted under ERISA, include the Ecolab Stock Fund, which invests exclusively (other than for the purpose of maintaining sufficient liquidity to provide for distributions, withdrawals, and transfers under the Plan) in common stock of Ecolab Inc. without regard to the diversification of assets of the Plan and trust. The Company desires that the Ecolab Stock Fund be offered under the Plan to permit participant ownership in the Company.
(C)Notwithstanding any provision of the Plan or Trust, the Investment Committee has discretionary authority and responsibility for the following duties:
(1)to impose any limitation or restriction on the investment of Participant Accounts in the Ecolab Stock Fund;
(2)to direct the sale or other disposition of all or any portion of the Ecolab stock held in the Ecolab Stock Fund;
(3)to direct the reinvestment of the proceeds from any sale or other disposition of Ecolab stock in short-term cash equivalent investments in the Ecolab Stock Fund, until the Participants redirect the investment of such proceeds; and
(4)to instruct the Trustee with respect to the foregoing matters.
5.2.	Contribution Investment Directions
(A)Each Participant may direct the manner in which future contributions made by or for him or her will be invested among the Funds established pursuant to Section 5.1, in one percent increments.  Investment selections must be made in the aggregate with respect to all of the Participant’s Accounts, except that a separate investment selection may be made with respect to the investment of a Rollover Contribution, which separate investment selection will apply until the Participant directs a change in the manner in which current Account balances are invested, at which time the Rollover Account shall become subject to the same rules, with respect to investment selections, as the Participant’s other Accounts.  Each such direction will first be made in accordance with the investment selection procedures established by the Administrator in conjunction with the Participant’s enrollment in the Plan or rollover, as the case may be.
(B)A Participant may direct a change in the manner in which future contributions to his or her Accounts will be invested among the investment Funds.  Such a direction will be subject to the rules set forth in Subsection (A), and will be effective for contributions received by the Trustee after the Participant requests such change in accordance with the investment selection procedures established by the Administrator.
(C)A Participant may, in the manner prescribed by Plan Rules, delegate to an Investment Manager, within the meaning of ERISA Section 3(38), approved by the Investment Committee, the rights and obligations of the Participant under this Section.  Such delegation may, in the manner specified by Plan Rules, be limited to investment selections other than the Ecolab Stock Fund.  While such delegation is in effect, only the Investment Manager may exercise the delegated rights and obligations.  The Participant may revoke such delegation at any time in the manner prescribed by Plan Rules.
5.3.	Transfer Among Investment Funds
(A)Subject to Subsection (B), a Participant may direct the transfer of his or her Accounts among the investment Funds in any one percent increment of the aggregate of his or her Accounts or in any dollar amount not less than the minimum specified by Plan Rules.
(B)A Participant’s right to transfer investments will be subject to, and limited by, restrictions imposed by the managers of the investment Funds involved in the transfer.  A Participant subject to Section 16(b) of the Securities Exchange Act must inform the Company prior to completing any transactions involving the Ecolab Stock Fund.
(C)Each transfer direction will be given effect not later than the close of the first banking business day following the Trustee’s receipt of the Participant’s transfer direction made in accordance with the investment selection procedures established by the Administrator; provided that if the Trustee, for any reason, is unable to complete the transfer by such time, it will complete the transfer as soon as practicable.
(D)Any transfer from the Ecolab Stock Fund to another investment Fund will constitute a transfer out of the Participant's ESOP Account to the non-ESOP portion of the Plan.
(E)A Participant may, in accordance with Plan Rules, direct the investment of his or her Account in specified proportions among two or more of the available investment Funds with instructions that, at intervals determined by the Investment Committee, investment Fund transfers will be made, without further direction from the Participant, to rebalance the investment Funds in the proportions specified by the Participant.  Such a direction may be cancelled or modified at any time in accordance with Plan Rules.
(F)A Participant may, in the manner prescribed by Plan Rules, delegate to an Investment Manager, within the meaning of ERISA Section 3(38), approved by the Investment Committee, the rights and obligations of the Participant under this Section.  Such delegation may, in the manner specified by Plan Rules, be limited to investment selections other than the Ecolab Stock Fund.  While such delegation is in effect, only the Investment Manager may exercise the delegated rights and obligations.  The Participant may revoke such delegation at any time in the manner prescribed by Plan Rules.

5.4.	Investment Direction Responsibility Resides With Participants

The Administrator, Investment Committee and Trustee will not have any authority, discretion, responsibility or liability with respect to a Participant's selection of the investment Funds in which his or her Accounts will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection among the Funds being that of the Participant.

5.5.	Ecolab Stock Fund Tenders

Any proceeds from a tender of Ecolab Inc. stock will be allocated among the Accounts of the Participants and Beneficiaries to which the tendered stock was attributable.  Such proceeds will be held in a subaccount of the Ecolab Stock Fund and invested in the manner prescribed by Plan Rules.

5.6.	Voting Ecolab Inc. Stock
(A)Each Participant and Beneficiary with an interest in the Ecolab Stock Fund will be afforded the opportunity to direct the manner in which shares of Ecolab Inc. common stock in the Ecolab Stock Fund will be voted in connection with all stockholder actions of Ecolab Inc. In the event of a public tender offer for the common stock of Ecolab Inc., each Participant and Beneficiary whose Account holds an interest in the Ecolab Stock Fund, acting for this purpose as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, will be entitled to direct the Trustee whether to tender the shares of Ecolab Inc. common stock within the Ecolab Stock Fund that are allocated to his or her Account, in connection with such offer; provided, however that in the case of a tender offer that is not subject to Section 14(d) of the Securities Exchange Act of 1934 or any successor thereto, the Investment Committee, acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, will direct the Trustee whether to tender the shares of Ecolab Inc. common stock within the Ecolab Stock Fund unless the Investment Committee determines that allowing each Participant and Beneficiary to decide whether to tender his or her shares is prudent and in the best interests of the Participants and Beneficiaries.
(B)The Administrator will, prior to each meeting of Ecolab Inc. stockholders, cause to be furnished to each such Participant and Beneficiary a copy of any proxy solicitation material prepared by Ecolab Inc., together with a form requesting confidential directions on how the shares of Ecolab Inc. stock attributable to the Participant’s or Beneficiary’s Account will be voted on each matter to be brought before such meeting.  The Administrator will use his or her best efforts to ensure that each Participant and Beneficiary receives such information as will be distributed to stockholders of Ecolab Inc. in connection with any public tender or exchange offer for shares of Ecolab Inc. common stock and that each receives instructions for giving confidential directions to the Trustee.
(C)The Trustee will hold all directions received from Participants and Beneficiaries pursuant to this subsection in strict confidence and will not disclose any such direction to any person, including any officer or employee of the Company or of an Affiliated Organization, except as may be required to allow independent inspectors of election to certify voting results or to satisfy the requirements of law.

(D)The Trustee will vote the number of full and fractional shares attributable to each Participant’s and Beneficiary’s Account as directed by the Participant or Beneficiary if the direction is received in time for the direction to be processed.  In the case of a public tender or exchange offer, the Trustee will tender the shares attributable to a Participant’s or Beneficiary’s Account if so directed by the Participant or Beneficiary, and will not tender shares attributable to the Account of a Participant or Beneficiary who either directs that such shares not be tendered or does not furnish a timely direction to the Trustee.
(E)The Trustee will vote any Ecolab Inc. stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.  If a public tender offer is made and the Trustee holds any Ecolab Inc. stock that is not attributable to any Participant's or Beneficiary's share of the Ecolab Stock Fund, the Trustee will tender a portion of such stock so that the portion of such stock that is tendered is the same as the proportion of the stock attributable to Participants' and Beneficiaries' Accounts for which the Trustee has received instructions is tendered, unless the tender offer is not subject to Section 14(d) of the Securities Exchange Act of 1934 and the Investment Committee is acting as the named fiduciary to determine whether the shares shall be tendered, in which case the Trustee shall tender the stock as directed by the Investment Committee.
5.7.	Special Restrictions

Notwithstanding any contrary provision of this Plan, in the event of significant unanticipated changes in the value or character of any investment Fund or of any asset held in a Fund, a change of investment manager, record keeper or trustee, or other similar event, the Investment Committee may, in its discretion, take such action as it deems necessary to prevent inequities, losses to the Plan or Participants or other adverse consequences or for the proper administration of the Plan and Trust, including but not limited to the following:

(a)segregate any assets of an investment Fund in a separate fund in which each Participant’s and Beneficiary’s interest is proportionate to his or her interest in the original investment Fund and prescribe special rules with respect to such segregated fund;
(b)limit or prohibit any withdrawal, loan or transfer from any one or more of the investment funds;
(c)limit or prohibit any transfer of funds to or the investment of contributions in any one or more of the investment Funds; and
(d)suspend distributions from the Plan or from any investment Fund for a period permitted by law.
5.8.	Default Investments
(A)If a Participant or Beneficiary fails to give instructions with respect to the investment of his or her Accounts in connection with a change in the Trustee or other termination of an investment Fund in which the Accounts are invested, the Accounts will be invested in the investment Fund or Funds designated by the Investment Committee.

(B)If a Participant or Beneficiary fails to make a valid investment election with respect to the investment of a contribution to his or her Accounts, other than the proceeds from a tender of Ecolab Inc. stock, the contribution or proceeds will be invested in the qualified default investment alternative Fund designated by the Investment Committee.
ARTICLE 6
WITHDRAWALS DURING EMPLOYMENT AND LOANS
6.1.	Non-Hardship Withdrawals.
(A)Subject to the provisions of Section 6.4, an Active Participant may withdraw amounts from the Participant’s:
(1)After-Tax Savings Contribution Account (for federal income tax purposes, all withdrawals will be deemed to be made from contributions made before 1987 until the aggregate withdrawals equal the After-Tax Savings Contributions made before 1987 and then proportionately from the remaining contributions and earnings); and
(2)Rollover Account.
(B)Subject to the provisions of Section 6.4, an Active Participant who has attained age 59½ may withdraw amounts from the Participant’s:
(1)Roth 401(k) Account; or
(2)Accounts other than the Roth 401(k) Account.  Withdrawals under this clause will be charged in the order specified by Plan Rules.
(C)To the extent permitted by and subject to the provisions of Code section 414(u), a Participant who is performing service in the uniformed services (as described in Code section 3401(h)(2)(A)) while on active duty for a period of more than 30 days may withdraw from his or her Before-Tax Savings Contribution and Roth 401(k) Contribution Accounts an amount not in excess of the amount of Elective Deferral Contributions made on the Participant’s behalf on or prior to the date of distribution, reduced by the amount of Elective Deferral Contributions previously distributed from such Accounts.  A Participant who makes such a withdrawal may not make any Before-Tax Savings Contributions or Roth 401(k) Contributions during the six-month period following the distribution.
6.2.	Hardship Withdrawals from Elective Deferral Funds
(A)Subject to the provisions of Section 6.4, an Active Participant may withdraw from his or her Before-Tax Savings Contribution and Roth 401(k) Contribution Accounts an amount not in excess of the amount of Elective Deferral Contributions made on the Participant’s behalf on or prior to the date of distribution, reduced by the amount of Elective Deferral Contributions previously distributed from such Accounts, and further reduced by the total outstanding balance of all loans to the Participant charged to such Accounts.  Such withdrawal will be made only if the Administrator determines that the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

(B)The amount subject to withdrawal will include any earnings credited to the Participant’s Before-Tax Savings Contribution Account on or before December 31, 1988, to the extent not previously withdrawn or distributed, and will exclude any Matching Contributions redesignated as Elective Deferral Contributions.
(C)A distribution will be deemed to be made on account of an immediate and heavy financial need only if the Participant establishes that the withdrawal is made on account of a purpose specified in Treasury Regulations as constituting as deemed financial hardship.  Such purposes include:
(1)expenses for medical care, described in section 213(d) of the Code, incurred or to be incurred by the Participant, the Participant’s Spouse, the Participant’s dependent (as described in Code Section 152) or the Participant’s Beneficiary;
(2)costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;
(3)payment of tuition and related educational expenses for the next year of post-secondary education for the Participant or his or her Spouse, child or other dependent, or the Participant’s Beneficiary;
(4)payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant’s principal residence;
(5)payment of funeral or burial expenses for the Participant’s Spouse, child, parent or dependent or the Participant’s Beneficiary; and
(6)payment of expenses of repair of damage to the Participant’s principal residence from storm, fire, flood and similar casualties.
(D)A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the Administrator determines that each of the following requirements is satisfied.
(1)The distribution is not in excess of the sum of the amount of the immediate and heavy financial need of the Participant plus, if elected by the Participant, the amount of taxes required to be withheld from the distribution.
(2)The Participant has received all withdrawals, has elected distribution of all available dividends under the ESOP, and has taken all nontaxable loans available under all qualified plans maintained by any Affiliated Organization.
(3)All Elective Deferral Contributions and all elective deferrals and after-tax employee contributions under any plan maintained by any Affiliated Organization by or on behalf of the Participant will be suspended for a period of at least six months following the date of the distribution.

(E)The Administrator’s determination of the existence of a Participant’s financial hardship and the amount that may be withdrawn to satisfy the need created by such hardship will be made in accordance with Treasury Regulations and will be final and binding on the Participant. Such withdrawal distribution will be made as soon as administratively practicable following the Administrator’s determination that a financial hardship exists and will be based on the amount of the balances of the Participant’s Before-Tax Savings Contribution and Roth 401(k) Accounts on the date of the distribution.  The Administrator will not be obligated to supervise or otherwise verify that amounts withdrawn are applied in the manner specified in the Participant’s withdrawal application.
6.3.	Withdrawals from Merged Accounts.
(A)If a portion of a Participant’s Account is attributable to a merger of another plan into this Plan and such other plan permitted in-service withdrawals not otherwise permitted by this Plan, such withdrawals will continue to permitted from such portion of the Accounts.  No withdrawal from the Rollover Account will be made without the consent of the Participant’s Spouse if such account contains any amount transferred directly from a merged plan required by Code section 401(a)(11) to provide annuity distributions.
(B)A Participant who is an Employee may withdraw from his or her Grandfathered Profit Sharing Account attributable to the merger of the Nalco Company Profit Sharing and Savings Plan into this Plan an amount not exceeding the lesser of (i) one-half of the account and (ii) $212,000.
6.4.	Rules for Withdrawals
(A)No withdrawal from an Account may exceed the balance of such Account reduced by any outstanding loan from the Account.
(B)A withdrawal distribution will be made only upon the Participant’s application in the manner prescribed by the Administrator.
(C)The provisions of Section 8.8 will apply to any withdrawal distribution that constitutes an Eligible Rollover Distribution.
(D)Amounts withdrawn will be taken ratably from the investment Funds, other than a loan account, in which the Accounts from which the withdrawal is made are invested.
6.5.	Plan Loans
(A)Each Participant and Beneficiary who is employed by an Affiliated Organization or is otherwise a “party in interest” within the meaning of ERISA is entitled to borrow funds from the Trust, by loan application to the Administrator in the manner prescribed by Plan Rule, subject, however, to the succeeding provisions of this section.
(1)The amount of the loan may not cause the aggregate amount of outstanding loans to the borrower to exceed the lesser of:

(a)$50,000, reduced by the excess of
(i)the borrower’s highest outstanding loan balance during the 12-month period ending on the date of the loan over
(ii)the loan balance outstanding immediately prior to the loan; and
(b)50% of the borrower’s vested interest in the Accounts under the Plan on the date of the loan, determined, in the case of a Participant who is actively employed with a Participating Employer, as if the Participant had terminated employment on such date.
(2)The borrower’s outstanding loan balance on a given date will include any loan that is deemed distributed and that has not been repaid, but will not include any loan amount that is repaid by an offset or acceleration of the borrower’s distribution.
(3)No individual loan will be made in an amount less than $500.
(4)No borrower may have outstanding at any time more than one loan with a maturity date more than five years from the date of the loan or more than one loan with a maturity date five years or less from the date of the loan; provided that this limitation will not prohibit a rollover contribution to the Plan that includes loans exceeding this limitation.
(5)No loan will be made to any person who fails to satisfy uniform, commercially reasonable standards, related solely to ability to repay, established by Plan Rules.
(6)No loan will be made to a Beneficiary, and the Administrator will not commence processing a Beneficiary’s loan application, prior to the Administrator’s determination of the identity of and amount distributable to such Beneficiary.
(B)A loan will be charged against the borrower’s Accounts in the order below:
(1)Rollover Account;
(2)After-Tax Savings Contribution Account;
(3)Before-Tax Savings Contribution Account;
(4)Profit Sharing Contribution Account;
(5)Matching Account; and
(6)Roth 401(k) Account.
(C)No loan will be charged against any contribution type until the funds available for loans in any prior contribution type in such order have been exhausted.  The loan proceeds will be obtained on a substantially pro rata basis from the investment fund or funds in which the Account or Accounts from which the loan is to be made are invested.
(D)Each loan will bear interest on the unpaid principal balance at the rate charged for a loan for a similar term with similar security by the commercial lending institution designated by the Administrator from time to time as of the first banking day of the last month of the calendar quarter preceding the quarter in which the loan is made.
(E)The borrower must execute a form of promissory note that:
(1)Creates in the Trust a valid first lien against one-half of the borrower’s entire right, title and interest in and to his or her Accounts in the Plan as of the date of the loan;
(2)Provides for a maturity date not exceeding five years from the date of the loan or, if the Administrator determines at the time the loan is made that the proceeds of the loan are to be used to purchase a house, town home, apartment, condominium or mobile home used, or intended to be used within a reasonable time after the loan is made, as the borrower’s principal residence, not exceeding fifteen years from the date of the loan;
(3)Provides for payments of principal and interest in equal installments of such frequency, not less frequently than quarterly, in such minimum amounts and for such maximum period as the Plan Rules prescribe;
(4)Provides that upon default in payment or otherwise, and upon the borrower’s death, that (i) the unpaid indebtedness will be accelerated and satisfied from any distribution then due and from the vested balance of the borrower’s Accounts that could then be distributed to the borrower or any Beneficiary with a corresponding reduction in the borrower’s Account balance; and (ii) if any unpaid indebtedness remains, then the entire outstanding balance of the loan will be deemed a distribution as of the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.
(F)Each Participant who is employed by a Participating Employer must authorize the Participating Employer to deduct from the Participant’s pay the amount of payments due under the terms of any such loan, and each borrower must provide such documents as may from time to time be required by Plan Rules.
(G)Each loan will be a loan by the Trust Fund, but for trust accounting purposes the loan will be deemed made from the borrower’s own Accounts, and the note executed by the borrower will be deemed to be an asset of such Accounts.  Upon making a loan, the borrower’s Account or Accounts and the investment fund or funds from which the loan is made will be reduced by an amount equal to the principal balance of the loan, and a Loan Account will be established for the borrower with an initial balance equal to the principal amount of such loan.  All such Loan Accounts will be excluded for purposes of determining and allocating the net earnings (or losses) of the Trust.  A borrower’s repayments of principal and payments of interest will be credited to the Accounts from which the loan proceeds were obtained in reverse of the order in which the loan amount was taken from such Accounts until the amount borrowed from each such Account has been fully replaced by principal repayments.  Upon the Trustee’s receipt of a loan payment, the

Loan Account of the borrower will be reduced by the amount of the principal payment credited to such borrower’s Accounts.  Repayments of loan principal and payments of interest will be invested among the investment funds in accordance with the borrower’s most recent investment directions with respect to new contributions under the Plan, but if no contributions are currently being made to the borrower’s Accounts and the borrower does not file a new investment direction, such repayments will be invested in the Fund specified by Plan Rules.
(H)The Administrator will establish a means pursuant to which a borrower may make loan repayments by payroll deduction or other periodic payments.  The outstanding balance of any loan, including any accrued interest, may be prepaid at any time prior to the maturity date without penalty, but partial prepayments are not allowed.
(I)A loan will not be considered to be in default during a period, not exceeding one year, in which the Participant is on a leave of absence for disability or another reason specified in Plan Rules and does not receive pay (after withholding for income and employment taxes) at least equal to the amount of the installment payments required under the terms of the loan.  The outstanding loan balance may be reamortized over a period not exceeding five years (fifteen years in the case of a home loan) from the original date of the loan, and payments must resume immediately after the leave of absence ends or, if earlier, after the first year of the leave.  Payments, as reamortized, must not be less than those under the terms of the original loan.
(J)A Participant who takes a leave of absence for the purpose of performing service in the uniformed services of the United States, within the meaning of Code section 414(u), will not be considered in default on a loan payment solely because payments are not made or are reduced during the period of such service.  The loan payments must resume immediately after the period of uniformed service ends.  The balance of the loan will be payable over the remaining original term, not taking into account the period during which payments were suspended.  The resumed payments must be equal to or greater than those under the terms of the original loan.
(K)Any fee imposed by the Trustee or another third party for initiating or maintaining a Participant’s loan will be charged against the Participant’s accounts as a special expense of administration.
(L)By borrowing from the Trust, the Participant waives any right he or she may have to require the Trustee to produce an original copy of any document related to the loan, including the Participant’s note, and agrees that the Trustee may enforce the Participant’s obligation by producing a copy of any such document produced by microfilm, digital storage or similar method.
(M)Plan Rules may specify such other terms and conditions as the Administrator may deem necessary or desirable for the administration of loans.
6.6.	ESOP Dividend Distributions.
(A)Each Participant will elect, in the manner prescribed by the Administrator, whether to receive from the ESOP the dividends paid by the Company to the ESOP with respect to its stock attributable to such Participant’s vested interest in the ESOP.  A Participant who fails to make an election will be deemed to have elected not to receive distribution of such dividends.

(B)A Participant's election will be effective with respect to all dividends paid to the ESOP after the date of the election until a new election takes effect. A Participant may make a new election at any time except during the blackout period designated by the Administrator before and after the date the Company's dividend is paid.
(C)The aggregate amount of dividends received by the ESOP during a calendar year that a Participant has elected to receive will be paid to the Participant in a single lump sum payment following the Company’s last dividend payment of the year, and in all events not later than 90 days after the close of such year.  Notwithstanding the Participant’s election, if the total amount the Participant would receive for a year is less than the minimum dividend distribution amount specified by Plan Rules, the Participant shall be deemed to have elected not to receive distribution of any dividends for such year.
(D)Dividends received by the Trustee that Participants have elected to receive will be invested in an investment fund specified by Plan Rule pending distribution to Participants following the final dividend payment of the year.  The amount distributed to each Participant shall not be increased by earnings of such investment fund but will be reduced by any investment loss.  Any dividends in such investment fund that are not distributed to a Participant because of the minimum distribution rule will be reinvested in the Ecolab Stock Fund and credited to such Participant’s ESOP Account at the time dividends in such investment account are distributed to Participants.  Any earnings in such investment fund will not be distributed but will be credited to the Participant’s ESOP Account investment in the Ecolab Stock Fund as earnings.
(E)To the extent that a Participant does not elect to receive a distribution of dividends paid with respect to the Participant’s ESOP Account, the dividends so paid shall be credited to the Participant’s ESOP Account and reinvested in the Ecolab Stock Fund.
(F)A Participant’s election to receive distribution of dividends paid with respect to the Participant’s ESOP Account will become irrevocable with respect to a Company dividend at the time of the election blackout period preceding the dividend payment.  Any distribution made to the Participant following the date an election has become irrevocable will, to the extent it includes dividends to which the election applied, be deemed to constitute a distribution of such dividends.  Such distribution of dividends will not be an Eligible Rollover Distribution.
(G)No dividends will be distributed from a Participant’s ESOP Account to the extent attributable to the portion of such Account that is not vested.
ARTICLE 7
VESTING AND FORFEITURES
7.1.	Vesting

Except as provided in Section 7.2, each Participant will have a fully vested, nonforfeitable interest in each of his or her Plan Accounts.

7.2.	Nalco Plan Vesting

If the Account of a participant in the Nalco Company Pension and Profit Sharing Plan was not fully vested immediately prior to the merger of such plan into this Plan and such participant was not employed by an Affiliated Organization on the date of such merger, then the unvested portion of such Account:

(a)will become fully vested and nonforfeitable (and will be restored if previously forfeited) if such participant becomes an Employee before experiencing five consecutive Breaks in Service, within the meaning of Section 2.6 of the Nalco Company Pension and Profit Sharing Plan as in effect immediately prior to the Merger Date; and

(b)will be forfeited if such participant does not become an Employee before experiencing five such consecutive Breaks in Service.

ARTICLE 8
DISTRIBUTIONS AFTER TERMINATION
8.1.	Distribution Events
(A)If the aggregate balance of the Participant’s vested interest in his or her Accounts under the Plan at the time of the distribution is not more than $5,000, distribution will be made in a lump sum as soon as practicable following termination of the Participant’s employment and, in any event, not later than one year following the end of the Plan Year in which the Participant’s employment terminates.
(B)If the aggregate balance of the Participant’s vested interest exceeds $5,000, distribution following termination of the Participant’s employment will be made on or as soon as administratively practicable following such date as the Participant elects in accordance with Plan Rules.  If the Participant does not otherwise elect, distribution will be made not later than the sixtieth day following the close of the Plan Year during which there occurs the latest of:
(1)the date the Participant terminates employment;
(2)the Participant’s Normal Retirement Date; and
(3)the tenth anniversary of the Participant’s commencement of participation in the Plan.
(C)A Participant who is entitled to elect the time of distribution may, in the manner prescribed by Plan Rules, defer distribution to a date not later than the Participant’s Required Beginning Date.  A Participant who does not elect a distribution in the manner prescribed in Plan Rules will be deemed to have elected to defer the distribution until his or her Required Beginning Date.
(D)Any distribution to the Participant’s Beneficiary will be made not later than the last day of the year following the year in which the Participant’s death occurs.

(E)Any distribution of the balance of the Participant’s Account attributable to a contribution credited to the Account after distribution of the Account following the Participant’s termination of employment will, unless the Participant otherwise elects in the manner prescribed by the Administrator, be made in the same manner as the original distribution of such Account.
8.2.	Form of Distribution.
(A)Except as provided below or in Section 8.9(B)(1), all distributions will be made in a lump sum.
(B)To the extent that the Participant’s Account is invested in the Ecolab Stock Fund, distribution will be made in shares of Ecolab Inc. common stock or cash, whichever the Participant or Beneficiary, as the case may be, elects; provided that, first, only a whole number of shares may be distributed in kind and the balance of any distribution will be paid in cash; and second, if the Participant or Beneficiary does not make an election, any distribution will be made in cash.
(C)If the value of the Participant’s Accounts exceeds $1,000 but does not exceed $5,000 and the Participant does not elect another form of distribution, the Accounts will, following notice to the Participant, be distributed as a direct rollover to an individual retirement account selected by the Administrator in accordance with Code section 401(a)(31)(B).
(D)A Participant who terminated employment after age 55 with at least four years of service or after age 62 may, from time to time, withdraw part or all of any of his or her accounts attributable to the merger of the Nalco Company Profit Sharing and Savings Plan into this Plan.
8.3.	Beneficiary Designation
(A)Each Participant may designate, on forms furnished by the Administrator, one or more persons to be primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time.  No such designation, change or revocation will be effective unless executed by the Participant and received by the Administrator during the Participant’s lifetime.  Except as provided in Subsection (D), no such change or revocation will require the consent of any person.
(B)If a Participant
(1)fails to designate a Beneficiary, or
(2)revokes a Beneficiary designation without naming another Beneficiary, or
(3)designates as Beneficiaries one or more persons none of whom survives the Participant,

for all or any portion of the Participant’s Accounts, such Accounts or portion will be distributed to the Participant’s surviving Spouse or surviving Domestic Partner or, if none, to the representative of the Participant’s estate.

(C)An individual who would otherwise be a Participant’s Beneficiary will be deemed to have predeceased the Participant if the Administrator determines that:
(1)Such individual would, under principles of Minnesota law, be barred from inheriting property from the Participant because such individual feloniously caused the Participant’s death; or
(2)Except as otherwise provided in a qualified domestic relations order, such individual was or became the Participant’s Spouse, their marriage was terminated or annulled after such individual was last designated as the Beneficiary, and such individual was not the Participant’s Surviving Spouse.
(D)Unless the Participant’s designation otherwise specifies, when used in a Beneficiary designation:  the term “per stirpes” means in equal shares among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of representation; “children” means issue of the first generation; and “issue” means all persons who are descended from the person referred to, either by legitimate birth or legal adoption.  The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, will become fixed as of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary, any remaining payments will be made to the representative of such Beneficiary’s estate.  Any designation of a Beneficiary only by statement of relationship to the Participant will be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.  Unless the designation otherwise provides, if two or more beneficiaries are designated and not all of them survive the Participant, the portion to which a deceased beneficiary would have been entitled will be divided among the surviving beneficiaries in proportion to the share each was designated to receive.  If the designation does not otherwise provide, each beneficiary will be entitled to an equal share.
(E)Notwithstanding Subsection (A), if the Participant and his or her Spouse have been married throughout the one-year period ending on the date of the Participant’s death, no designation of a Beneficiary other than the Participant’s Spouse will be effective unless such Spouse consents to the designation.  Any such consent will be effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the Spouse who so consented.
8.4.	Assignment, Alienation of Benefits
(A)Except as required under a qualified domestic relations order, by the terms of any loan from the Trust or by an order or settlement described in Code section 401(a)(13), no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void; and no such benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.
(B)To the extent provided in a qualified domestic relations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee prior to the Participant’s earliest retirement age.  An assignment pursuant to a qualified domestic relations order will, unless the order expressly provides otherwise, be given effect as of the account division date specified in the order notwithstanding the death of the Participant or the Alternate Payee prior to actual division of the Account.  Any portion of an Alternate Payee’s Account not distributed prior to his or her death will, except as the order expressly provides otherwise, be paid to the Alternate Payee’s estate as soon as practicable following his or her death.  The terms “qualified domestic relations order,” “alternate payee” and “earliest retirement age” have the meanings given in Code section 414(p).
8.5.	Payment in Event of Incapacity

If any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Administrator in his discretion may (but will not be required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Administrator from the following: the Beneficiaries, if any, designated by such person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person’s spouse, children, parents or other relatives by blood or marriage.  Any payment so made will be a complete discharge of all liability under the Plan with respect to any such payment.

8.6.	Payment Satisfies Claims

Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Administrator and the Participating Employer, any of whom may require the payee to execute a receipted release as a condition precedent to such payment.

8.7.	Disposition if Distributee Cannot Be Located

If the Administrator is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant’s Accounts will continue to be held in the Fund until such time as the Administrator has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be.  If the Administrator is unable to locate a person to whom a distribution is required under Section 8.1(C) or Section 8.9 and distribution cannot be made as an automatic direct rollover, the person’s entire Account will be forfeited as of the date such distribution is required to be made.  The Account will be restored and distributed, without any adjustment for interest, earnings or losses, upon a subsequent claim by the person or persons entitled to the Account.  A check issued as a distribution or loan that is not cashed within six months after the date of issue will be cancelled, and the amount of the check will, if the payee has an Account balance, be restored to the Account without interest or, if the payee has no Account balance, be forfeited in accordance with this section.

8.8.	Direct Rollovers
(A)To the extent a distribution is an Eligible Rollover Distribution, the Administrator will, if so instructed by the distributee in accordance with Plan Rules, direct the Trustee to make the distribution to an eligible retirement plan.  The foregoing provision will not apply if the aggregate taxable distributions to be made to the distributee during the calendar year are less than $200 or if the portion of the distribution to be distributed to the eligible retirement plan is less than $500 and is less than the entire taxable portion of the distribution.  The dollar limitations in the preceding sentence will be applied separately to a Participant’s Roth 401(k) Account and other Accounts under the Plan.
(B)Eligible retirement plan. The term “eligible retirement plan” means
(1)an individual retirement account described in Code section 408(a),
(2)an individual retirement annuity described in Code section 408(b) (other than an endowment contract),
(3)a Roth IRA described in Code section 408A,
(4)a qualified trust,
(5)an annuity plan described in Code section 403(a),
(6)an eligible deferred compensation plan described in Code section 457(b) which is maintained by an eligible employer described in Code section 457(e)(1)(A), and
(7)an annuity contract described in Code section 403(b).
(C)To the extent the Participant’s Account constitutes a Roth 401(k) Account, a direct rollover will only be made to another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A, and only to the extent the rollover is permitted by Code section 402(c).
8.9.	Minimum Required Distributions
(A)General Rules
(1)The requirements of this section will take precedence over any inconsistent provisions of the Plan.
(2)All distributions required under this section will be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9), including the incidental death benefit rule of Code Section 401(a)(9)(G).
(3)Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.
(B)Time and Manner of Distribution.
(1)If the Participant’s entire interest has not been distributed to the Participant prior to the Participant's Required Beginning Date, minimum required distributions shall commence as of the Participant’s Required Beginning Date.  The Participant may, at any time after the Required Beginning Date, elect distribution of the balance of his or her account in a single lump sum payment.  Minimum required distributions will be determined as follows.
(a)During the Participant’s lifetime and for the year in which the Participant dies, the minimum amount that will be distributed for each distribution calendar year is:
(i)the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or
(ii)if less, and if the Participant's sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
(b)The balance of the Participant’s account will be distributed in a single lump sum not later than December 31 of the year following the year in which the Participant dies.
(2)If the Participant dies before distributions begin, the Participant’s entire interest will be distributed in a single lump sum not later than the last day of the year following the year in which the Participant dies.
(C)Definitions.  The following definitions apply to this section.
(1)Designated beneficiary.  The individual who is the designated beneficiary under section 1.401(a)(9)-4 of the Treasury Regulations.
(2)Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(D)Notwithstanding the foregoing provisions, no individual in pay status receiving a benefit as of January 1, 2003 can modify his or her distribution elections except as allowed by Plan provisions in effect on the date of his or her Termination of Employment.

(E)If any portion of a Participant’s Account is attributable to a merger of another plan into this Plan and the Participant was receiving minimum distributions as described under Code section 401(a)(9) before the merger, such distributions will continue according to the rules of the prior plan document and as required by Code section 401(a)(9).
ARTICLE 9
CONTRIBUTION LIMITATIONS
9.1.	Elective Deferral Contribution Dollar Limitation

The aggregate amount of Elective Deferral Contributions and other “elective deferrals” (within the meaning of the Code section 402(g)(3)) under any other qualified plan maintained by any Affiliated Organization with respect to a Participant for any taxable year of the Participant may not exceed $15,000 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations).  If the foregoing limitation is exceeded for any taxable year of the Participant, the amount of Elective Deferral Contributions in excess of such limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess, will be returned to the Participant.  Such distribution may be made at any time after the excess contributions are received, but not later than April 15 of the taxable year following the taxable year to which such limitation relates.  The amount returned to a Participant who has made elective deferrals for the calendar year other than under this Plan or another qualified plan maintained by an Affiliated Organization will, to the extent of such other elective deferrals, be determined in accordance with written allocation instructions received by the Administrator from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Elective Deferral Contributions were made.

9.2.	Actual Contribution Percentage Limitations
(A)Notwithstanding Section 3.3, for any Plan Year Matching Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to that Plan Year only to the extent that one of the following tests is satisfied.
(1)The “actual contribution percentage” for eligible Employees who are Highly Compensated Employees is not more than the product of the actual contribution percentage for all other “eligible Employees,” multiplied by one and one-quarter; or
(2)The excess of the actual contribution percentage for eligible Employees who are  Highly Compensated Employees over the actual contribution percentage for all other eligible Employees is not more than two percentage points and the actual contribution percentage for Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible Employees, multiplied by two.
(B)For purposes of this section:
(1)“eligible Employee” means a Qualified Employee who is eligible to have Matching Contributions made on his or her behalf for the Plan Year in question or would have been so eligible if he or she had elected to make 401(k) Contributions for such Plan Year; and

(2)the “actual contribution percentage” with respect to either of the two groups of eligible Employees referenced above, is the average of the ratios, calculated separately for each eligible Employee in the particular group, of the amount of Matching Contributions made on behalf of the Employee, to the Employee’s Testing Wages for the portion of the Plan Year during which he or she was an eligible Employee.  In computing the “actual contribution percentage” the following rules will apply.
(a)Matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be taken into account.
(b)To the extent required by Treasury Regulations, matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of any Affiliated Organization on behalf of or by any eligible Employee who is a Highly Compensated Employee will be taken into account.
(c)Except as otherwise provided in Treasury Regulations, Matching Contributions taken into account in determining the actual deferral percentage will be excluded.
(C)If, for any Plan Year, the requirements of Subsection (A) are not satisfied, the Administrator will determine the amount by which Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (A), such determination being made in the same manner that would apply to excess reductions of Eligible Earnings.  At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, within two and one-half months if practicable, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the following steps.
(1)The amount of excess Matching Contributions so determined with respect to each Highly Compensated Employee, increased by Fund earnings or decreased by Fund losses attributable to such excess, will be distributed to such person; provided, however, that to the extent the excess Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed.
(2)The Participating Employer will make an additional corrective Matching Contribution for the Plan Year.
(3)All or any portion of 401(k) Contributions for the Plan Year for which the determination is made will, in accordance with Treasury Regulations, be taken into account in determining the actual contribution percentage as if they were Matching Contributions.
9.3.	Earnings on Excess Contributions

The amount of Fund earnings or losses with respect to the excess amount of contributions returned to a Participant pursuant to the foregoing provisions of this article will be the product of the total earnings or losses for the Participant’s Account to which the excess contributions were credited for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant’s behalf to such Account for the Plan Year, and the denominator of which is the closing balance of such Account for the Plan Year, decreased by the amount of earnings credited to that Account, or increased by the amount of losses debited to that Account, for the Plan Year.

9.4.	Aggregate Defined Contribution Limitations
(A)Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant’s Accounts for a Limitation Year any amount that would cause the aggregate “annual additions” with respect to the Participant for the Limitation Year to exceed the lesser of:
(1)$40,000, as adjusted for increases in the cost-of-living under Code section 415(d); and
(2)100 percent of the Participant's Section 415 Wages for the Limitation Year.  The compensation limit referred to in this clause will not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or 419A(f)(2)) that is otherwise treated as an annual addition.
(B)For purposes of Subsection (A), the “annual additions” with respect to a Participant for a Limitation Year are the sum of:
(1)the aggregate amount of Elective Deferral Contributions and Matching Contributions and forfeitures allocated to the Participant’s Accounts under the Plan for the Limitation Year (excluding any Elective Deferral Contributions in excess of the limitation of Section 9.1 that are distributed to the Participant by the April 15 following the Plan Year to which such contributions relate) and employer contributions, employee contributions and forfeitures allocated to the Participant’s accounts under any other qualified defined contribution plan maintained by any Affiliated Organization for the Limitation Year; plus
(2)the amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a “key employee” (as defined in Section 13.3(C)), to the extent required under Code section 419A(d)(1).
(C)If the Administrator, in his or her discretion, determines that the limitation under Subsection (A) would otherwise be exceeded:
(1)to the extent necessary to prevent such excess from occurring, the amount of a Participant’s Eligible Earnings reductions and Elective Deferral Contributions will be prospectively reduced; and
(2)if, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant’s Eligible Earnings, Elective Deferral Contributions, other elective deferrals within the meaning of Code section 402(g)(3), or Section 415 Wages, the limitation would otherwise be exceeded, then, such excess will be corrected in accordance with the Employee Plans Correction Resolution System under Revenue Procedure 2016-51 or such program as is then in effect.
9.5.	Exclusion of Catch-Up Contributions

Catch-Up Contributions made pursuant to Section 3.2 will be excluded from operation of the limitations of this article.

9.6.	Administrator’s Discretion

Notwithstanding the foregoing provisions of this article, the Administrator may, in his or her discretion, apply the preceding provisions of this article in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Administrator’s good faith application of Treasury Regulations will be binding on all Participants and Beneficiaries.

ARTICLE 10
ADOPTION, AMENDMENT AND TERMINATION
10.1.	Adoption by Affiliated Organizations

An Affiliated Organization may adopt this Plan and become a Participating Employer with the prior approval of the Administrator by furnishing a certified copy of a resolution of its Board of Directors adopting the Plan.  Any adoption of the Plan by an Affiliated Organization, however, must either be authorized by the Board of Directors of the Company in advance or be ratified by such Board prior to the end of the fiscal year of such Affiliated Organization in which it adopts the Plan.

10.2.	Authority to Amend and Procedure
(A)The Company reserves the right to amend the Plan at any time, to any extent that it may deem advisable.  Each amendment will be stated in a written instrument, executed in the name of the Company by its authorized officer; with the corporate seal affixed, attested by its Secretary or an Assistant Secretary.  Upon the execution of such instrument, the Plan will be deemed to have been amended as set forth in the instrument, and all Participants and Participating Employers will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued, except that any amendment that is required to conform the Plan with government regulations so as to qualify the Trust for income tax exemption may be made retroactively to the date the Plan was established or to any later date.
(B)If the schedule for determining the extent to which benefits under the Plan are vested is changed, whether by amendment or on account of the Plan’s becoming or ceasing to be a top-heavy plan, each Participant may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election  to the Administrator within the period beginning on the date such change was adopted (or the Plan’s top heavy status changed) and ending 60 days after the latest of (a) the date such change is adopted, (b) the date such change becomes effective or (c) the date the Participant is issued notice of such change by the Administrator or the Trustee.  To the extent provided by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of the value of his or her Accounts that was accrued as of the date of such elimination distributed in the optional form of benefit payment that was eliminated.
(C)The provisions of the Plan in effect at the termination of a Participant’s employment will, except as specifically provided otherwise by a subsequent amendment, continue to apply to such Participant.
10.3.	Authority to Terminate and Procedure

The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in its entirety at any time.  Each Participating Employer expects to continue its participation in the Plan indefinitely but reserves the right to cease its participation in the Plan at any time.  The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer, as the case may be, to the Trustee in a written notice executed in the manner of an amendment.

10.4.	Vesting Upon Termination, Partial Termination or Discontinuance of Contributions

Upon termination of the Plan or upon the complete discontinuance of contributions by all Participating Employers, the Accounts of each Participant will, to the extent funded, vest in full.  Upon a partial termination of the Plan, the Accounts of each Participant as to whom the Plan has been partially terminated will, to the extent funded, vest in full.

10.5.	Distribution Following Termination, Partial Termination or Discontinuance of Contributions

After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Article 8 as if such event had not occurred or, if the Administrator so directs in accordance with Treasury Regulations, will distribute to each Participant the entire balance of his or her Accounts.

ARTICLE 11
DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS

The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.

11.1.	Account

An “Account” with respect to a Participant is any or all of the accounts maintained on his or her behalf pursuant to Section 4.1, as the context requires.

11.2.	Active Participant

An “Active Participant” is a Participant who is a Qualified Employee.

11.3.	Administrator

The "Administrator" or "Plan Administrator" of the Plan is the Executive Vice President-Human Resources of the Company or the person to whom administrative duties are delegated pursuant to Section 12.2, as the context requires. Administrator shall have the meaning described in ERISA Section 3(16)(A).

11.4.	Affiliated Organization

An “Affiliated Organization” is the Company and: any corporation that is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Code without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company; any trade or business (whether or not incorporated) that is controlled (within the meaning of Code section 414(c)) by the Company; any member of an “affiliated service group” (within the meaning of Code section 414(m)) of which the Company is a member; or any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations; provided, that, for purposes of applying the limitations of Code section 415 in Article 9, Code section 1563(a) will be applied by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” wherever it appears in such Code section.

11.5.	After-Tax Savings Contributions

“After-Tax Savings Contributions” are contributions made by Participants on an after-tax basis under prior provisions of the Plan.

11.6.	After-Tax Savings Contribution Account

The “After Tax Savings Contribution Account” is the Account established under Section 4.1 to evidence a Participant’s After-Tax Savings Contributions.

11.7.	Before-Tax Savings Contributions

“Before-Tax Savings Contributions” are Elective Deferral Contributions made by Participants pursuant to Section 3.1 that are not Roth 401(k) Contributions.

11.8.	Before-Tax Savings Contribution Account

The “Before-Tax Savings Contribution Account” is the Account established under Section 4.1 to evidence a Participant’s Before-Tax Savings Contributions.  A separate Account attributable to elective deferrals (other than Roth 401(k) Contributions) under a plan merged into this Plan will be treated for distribution purposes as if it were part of the Participant’s Before-Tax Savings Contribution Account and will be applied first to any distribution or loan from such account.

11.9.	Beneficiary

A “Beneficiary” is a person designated under the provisions of Section 8.3 as the distributee of benefits payable after the death of a Participant; provided that such a person will not become a Beneficiary, and will have no interest in or rights under the Plan, until the Participant has died.  Solely for purposes of hardship withdrawals, a Participant’s Beneficiary is an individual who is designated at the time of the hardship withdrawal as a primary beneficiary to receive part or all of the Participant’s Account at the Participant’s death.

11.10.	Code

The “Code” or “Internal Revenue Code” is the Internal Revenue Code of 1986, as amended.  Any reference to a specific provision of the Code will include a reference to such provision as it may be amended from time to time and to any successor provision.

11.11.	Company

The “Company” is Ecolab Inc. and any successor.

11.12.	Consent of Spouse

Whenever the consent of a Participant’s Spouse is required with respect to any act of the Participant, such consent will be deemed to have been obtained only if:

(a)the Participant’s Spouse executes a written consent to such act, which consent acknowledges the effect of such act and is witnessed by the Administrator or a notary public; or
(b)the Administrator determines that no such consent can be obtained because the Participant has no Spouse, because the Participant’s Spouse cannot be located, or because of such other circumstances as may, under Treasury Regulations, justify the lack of such consent.

Any such consent by the Participant’s Spouse or such determination by the Administrator that such Spouse’s consent is not required will be effective only with respect to the particular Spouse of the Participant who so consented or with respect to whom such determination was made.  Any such consent by the Participant’s Spouse to an act of the Participant under the Plan will be irrevocable with respect to that act.

11.13.	Disabled

A Participant will be considered to be “Disabled” only if the Administrator determines that, by reason of illness, bodily injury or disease, he or she is entitled to receive disability income benefits under the Ecolab Long Term Disability Plan or, if he or she is not a participant in that plan, under the Social Security Act.

11.14.	Domestic Partner

A Participant’s “Domestic Partner” is an individual, other than the Participant’s Spouse, who satisfies one of the following conditions not later than the earlier of the date on which benefits commence and the Participant’s death:

(A)The Participant and such person are, under the laws of any governmental jurisdiction, the parties to a:
(1)civil union,
(2)registered domestic partnership, or
(3)similar, legally-recognized arrangement

that has not been dissolved or revoked; or

(B)The Participant and such person have filed with the Company an affidavit, in a form prescribed by the Administrator, attesting that:
(1)they have an ongoing and committed “Spouse-like” relationship;
(2)they intend to continue their relationship indefinitely;
(3)each of them is 18 years of age or older and competent to enter into a contract;
(4)neither of them is the Spouse or Domestic Partner of anyone else;
(5)they are not related by blood closer than permitted by the marriage law in the state of their residence;
(6)they share a principal residence and intend to do so indefinitely;
(7)they are jointly responsible for the direction and financial management of their household and take joint responsibility for each other’s financial obligations; and

neither the Participant nor such person has revoked such affidavit.

11.15.Elective Deferral Contributions

“Elective Deferral Contributions” are Before-Tax Savings Contributions and Roth 401(k) Contributions made by a Participant pursuant to Section 3.1.

11.16.	Eligible Earnings
(A)Except as provided below, the “Eligible Earnings” of a Participant for any period are the sum of the amounts paid for that period for service as an Employee as base salary and wages, overtime pay, shift differential premium, commissions, annual incentive bonuses paid in the form of cash (but not long-term incentive bonuses), vacation pay, personal leave pay, “differential wage payment,” as defined in Code section 3401(h), and short-term disability benefits paid by the Participating Employer, increased by the amount of Elective Deferral Contributions made on behalf of the Participant for that period and by the net amount of compensation reductions experienced by the Participant during such Plan Year under any Code section 125 cafeteria plan or Code section 132(f)(4) qualified transportation fringe maintained by the Participating Employer.  Eligible Earnings will not include severance pay, executive perquisite allowance, any remuneration paid after the end of the month in which the Participant’s employment terminated, amounts deferred or paid under an agreement between the Participating Employer and the Participant that is not a plan qualified under Internal Revenue Code Section 401(a), any Matching Contributions or Profit Sharing Contributions, contributions made by the Participating Employer under any other employee benefit plan, or amounts realized by the Participant upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock or any disposition of stock acquired under a qualified or incentive stock option.
(B)Notwithstanding Subsection (A), in no event will a Participant’s Eligible Earnings for any Plan Year be taken into account to the extent they exceed $200,000; provided, that the dollar limitation for each Plan Year will be adjusted for cost of living increases to such larger amount as may be in effect for such Plan Year under Code section 401(a)(17).
(C)Notwithstanding Subsection (A), no payment in the nature of back pay will be included in Eligible Earnings unless the order or agreement pursuant to which it is paid explicitly requires such inclusion.  To the extent that a payment in the nature of back pay is required to be taken into account for purposes of this Plan, such payment will be taken into account as Eligible Earnings, in the manner prescribed by the Administrator, as of the time such payment is made and not for any prior period to which it may relate.
11.17.	Eligible Rollover Distribution.
(A)An “Eligible Rollover Distribution” means any distribution to a Participant, to a Participant’s surviving Spouse or to an Alternate Payee who is the Participant’s Spouse or former Spouse, except that such term does not include:
(1)any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made:
(a)for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant  and a Beneficiary, or
(b)for a specified period of 10 years or more,
(2)any distribution to the extent it is required by Code section 401(a)(9),
(3)any elective distribution of Company stock dividends from the ESOP, or
(4)any distribution made on account of the hardship of the Participant.

(B)A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.  Such after-tax portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, a Roth IRA described in Code section 408A, or a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.
(C)“Eligible Rollover Distribution” will include a distribution described in this section that is made to a non-Spouse Beneficiary, but only if the rollover distribution is made in accordance with Code section 402(c)(11) to an individual retirement account or annuity described in Code section 402(c)(8)(B) (i) or (ii) that is identified as an inherited IRA for the Beneficiary.
11.18.	Employee

An “Employee” is an individual who performs services as a common-law employee for a Participating Employer or another Affiliated Organization.

11.19.	ERISA

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended.  Any reference to a specific provision of ERISA will include a reference to such provision as it may be amended from time to time and to any successor provision.

11.20.	ESOP

The “ESOP” is the portion of the Plan constituting an employee stock ownership plan described in Code section 4975.

11.21.	ESOP Account

The “ESOP Account” includes all Accounts established pursuant to Section 4.1 to evidence those amounts invested in the Ecolab Stock Fund by Participants.

11.22.	Fund

The “Fund” is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in Section 5.1.

11.23.	Governing Law

To the extent that state law is not preempted by provisions of ERISA or any other laws of the United States, this Plan will be administered, construed, and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of laws rules.  In determining the existence of a particular relationship between two individuals, the Administrator will apply principles of Minnesota law.

11.24.	Headings

The headings of articles and sections are included solely for convenience.  If there exists any conflict between such headings and the text of the Plan, the text will control.

11.25.	Highly Compensated Employee.
(A)A “Highly Compensated Employee” for any Plan Year is any employee of an Affiliated Organization who:

(1)at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than five percent of the outstanding stock of any Affiliated Organization or stock possessing more than five percent of the total combined voting power of all outstanding stock of any Affiliated Organization; or

(2)during the Plan Year preceding such Plan Year:

(a)received Testing Wages in excess of $80,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), and

(b)whose Testing Wages exceeded the Testing Wages of at least 80 percent of all employees of the Participating Employer and other Affiliated Organizations, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees of the Participating Employer and other Affiliated Organizations who:

(i)have completed less than six months of service with the Participating Employer and other Affiliated Organizations;

(ii)normally work fewer than 17½ hours per week for the Participating Employer and other Affiliated Organizations;

(iii)normally work for the Participating Employer and other Affiliated Organizations during not more than six months during any calendar year;

(iv)have not attained age 21; or

(v)except to the extent provided in Treasury Regulations, are members of a collective bargaining unit subject to an agreement with an Affiliated Organization,

and excluding for purposes of determining both the number of employees in such group and the specific employees comprising the group, all of such employees who are non-resident aliens with no income from sources within the United States.

(B) For purposes of this definition, an “employee” is any individual who:

(1) during the Plan Year for which the determination is being made performs services as a common law employee for a Participating Employer or another Affiliated Organization;

(2) is a self-employed individual treated as an employee pursuant to Code section 401(c)(1); or

(3) is a Leased Employee who is treated as an employee of the Company or another Affiliated Organization pursuant to Code section 414(n)(2) or 414(o)(2).

11.26.	Hour of Service
(A)Subject to the remaining subsections of this section, the term “Hour of Service,” with respect to an Employee, includes and is limited to:
(1)each “Hour of Actual Service,” which is an hour for which the Employee is paid, or entitled to payment, for the performance of duties for a Participating Employer or another Affiliated Organization;
(2)each hour for which the Employee is paid, or entitled to payment, by a Participating Employer or another Affiliated Organization on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness (including disability), layoff, jury duty, military duty or leave of absence;
(3)each hour for which the Employee is not paid or entitled to payment but which is required by federal law to be credited to the Employee on account of his or her military service or similar duties; and
(4)each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer or another Affiliated Organization; provided, first, that Hours of Service taken into account under clause (1) or (2) will not also be taken into account under this clause (4); and second, that Hours of Service taken into account under this clause (4) that relate to periods specified in clause (2) will be subject to the rules under Subsection (B).
(B)The following rules will apply for purposes of determining the Hours of Service completed by an Employee under Subsection (A)(2).
(1)No more than 501 hours will be credited to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year or other computation period).

(2)No more than the number of hours regularly scheduled for the performance of duties for the period during which no duties are performed will be credited to the Employee for such period.
(3)The Employee will not be credited with hours for which payments are made or due under a plan maintained solely for the purpose of complying with workers’ compensation, unemployment compensation or disability insurance laws, or for which payments are made solely to reimburse medical or medically related expenses.
(4)A payment will be deemed to be made by or due from a Participating Employer or another Affiliated Organization, regardless of whether such payment is made by or due from the Participating Employer or another Affiliated Organization directly or indirectly through a trust fund or insurer to which the Participating Employer or another Affiliated Organization contributes or pays premiums.
(5)If the payment made or due is calculated on the basis of units of time, the number of Hours of Service to be credited will be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.
(6)If the payment made or due is not calculated on the basis of units of time, the number of Hours of Service to be credited will be equal to the amount of the payment, divided by the Employee’s most recent hourly rate of compensation before the period during which no duties are performed.
(C)Hours of Service will be credited:
(1)in the case of Hours of Service described in Subsection (A)(1), to the computation period in which the duties are performed; provided that if a payroll period spans two such computation periods, the Hours of Service performed in such payroll period will be credited to the computation period within which the payroll period ends;
(2)in the case of Hours of Service described in Subsection (A)(2), to the computation period or periods in which the period during which no duties are performed occurs; provided, that, if the payment is not calculated on the basis of units of time, the Hours of Service will not be allocated between more than the first two computation periods of such period; and
(3)in the case of Hours of Service described in Subsection (A)(4), to the computation period or periods to which the award or agreement for backpay pertains.
(D)For purposes of determining the number of Hours of Service completed by an Employee during a particular period of time, except where this Plan expressly provides otherwise:
(1)subject to Subsection (B), an Employee who is not subject to the overtime provisions of the Fair Labor Standards Act of 1938, as amended, will be credited with 45 Hours of Service for each seven consecutive days, or fraction thereof, during which he or she completes at least one Hour of Service as an Employee; and

(2)each other Employee shall be credited with the number of Hours of Service he or she actually completes during such period of time.
11.27.	Investment Committee

The "Investment Committee" means the Benefits Finance Committee, or its successor, which is appointed pursuant to Section 12.2.

11.28.	Leased Employee.

A “Leased Employee” is any person (other than an employee of an Affiliated Organization) who performs services for an Affiliated Organization (or for the Affiliated Organization and related persons determined in accordance with Code Section 414(n)(6)):

(a)pursuant to an agreement between an Affiliated Organization and any other person;
(b)under the Affiliated Organization’s primary direction or control; and
(c)on a substantially full-time basis for a period of at least one year.
11.29.	Limitation Year

The “Limitation Year” is the Plan Year.

11.30.	Loan Account

The “Loan Account” is the bookkeeping account established pursuant to Section 6.7(G) to reflect the outstanding balance of any loan to the Participant.

11.31.	Matching Account

The “Matching Account” is the Account established pursuant to Section 4.1 to evidence a Participant’s Matching Contributions.

11.32.	Matching Contributions

“Matching Contributions” means contributions made pursuant to Section 3.3.

11.33.	Named Fiduciary

“Named Fiduciary” shall have the meaning assigned to it in ERISA Section 402(a)(2).

11.34.	Normal Retirement Date

The “Normal Retirement Date” of a Participant is the date on which he or she attains age 62.

11.35.	Number and Gender

Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

11.36.	Participant

A “Participant” is a current or former Qualified Employee who has satisfied the eligibility requirements of Article 2, following initial hire or rehire, as the case may be, with respect to whom contributions to the Plan have been made and whose Account balances have not yet been fully distributed.

11.37.	Participating Employer

A “Participating Employer” is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires, and their respective successors.  An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees or upon its ceasing to be an Affiliated Organization.

11.38.	Plan

The “Plan” is that set forth in this instrument as it may be amended from time to time.

11.39.	Plan Rule

A "Plan Rule" is a rule adopted by the Administrator or the Investment Committee by formal instrument, by pronouncement or by practice. Each Plan Rule will be uniform and nondiscriminatory with respect to similarly situated Employees.

11.40.	Plan Year

A “Plan Year” is the 12 month period beginning on January 1 of each calendar year and ending on December 31 of such calendar year.

11.41.	Profit Sharing Account

The “Profit Sharing Account” is the Account established pursuant to Section 4.1 to evidence a Participant’s Profit Sharing Contributions.

11.42.	Profit Sharing Contributions

“Profit Sharing Contributions” means profit sharing contributions made under prior provisions of the Plan.

11.43.	Qualified Employee
(A)A “Qualified Employee” is any individual who performs services for a Participating Employer and is classified under the Participating Employer’s payroll practices and procedures as a common-law employee.

(B)Any such individual who is a United States citizen or tax resident and who is regularly employed on a full-time, permanent basis in the service of a foreign subsidiary of a Participating Employer, with respect to which subsidiary such Participating Employer has entered into an agreement under Code Section 3121(1), will be deemed to be an Employee of such Participating Employer for the purpose of continuing participation in the Plan, but only if contributions under a funded plan of deferred compensation, which is sponsored by such foreign subsidiary, are not provided for such person by such foreign subsidiary or by any other employer with respect to the remuneration paid to him or her by such foreign subsidiary.
(C)An individual is not a Qualified Employee during any period that the individual is:
(1)rendering services to the Participating Employer pursuant to an agreement between the Participating Employer and a third party;
(2)a person covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person’s representative and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan;
(3)a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), except that an Employee who is a nonresident alien employed at Latin America or Caribbean locations of Nalco Company shall be a Qualified Employee even if the Employee receives no earned income from an Employer which constitutes income from sources within the United States;
(4)a student working at the Participating Employer pursuant to a cooperative program with an educational institution;
(5)classified by a Participating Employer as an independent contractor or as any other status in which the person is not classified as a common law employee of a Participating Employer for purposes of withholding of taxes, regardless of the actual status of the individual; or
(6)covered by a contract or other written agreement that provides that the individual is not to be a Participant in this Plan.
(D)No judicial or administrative reclassification, or reclassification by the Participating Employer, of an individual as a common-law employee or otherwise as a Qualified Employee, will be applied to grant retroactive eligibility to any individual under this Plan.
11.44.	Required Beginning Date
(A)A Participant’s “Required Beginning Date” is:
(1)in the case of a Participant who is a 5% owner, age 70½ or, if later, the date the Participant becomes a 5% owner, or

(2)in the case of a Participant who is not a 5% owner, the later of age 70½ or the termination of the Participant’s employment.
(B)For this purpose, a 5% owner is an individual who owns (or is considered as owning within the meaning of Code section 318) more than five percent of the outstanding stock of the Participating Employer or another Affiliated Organization, or stock possessing more than five percent of the total combined voting power of all outstanding stock of the Participating Employer or another Affiliated Organization.
11.45.	Rollover Account

The “Rollover Account” is the Account established pursuant to Section 4.1 to evidence amounts rolled over from an individual retirement arrangement or another qualified plan.

11.46.	Roth 401(k) Account

A “Roth 401(k) Account” is the Account established pursuant to Section 4.1 to evidence Roth 401(k) Contributions made on behalf of a Participant.  A separate Account attributable to Roth 401(k) Contributions under a plan merged into this Plan will be treated for distribution purposes as if it were part of the Participant’s Roth 401(k) Account and will be applied first to any distribution or loan from such account.

11.47.	Roth 401(k) Contribution

A “Roth 401(k) Contribution” is an Elective Deferral that is:

(a)designated irrevocably by the Participant at the time of the Elective Deferral election as a Roth 401(k) Contribution; and

(b)treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount if the Participant had not made an Elective Deferral Contribution election.

11.48.	Section 415 Wages
(A)A person’s “Section 415 Wages” for any period is the sum of all remuneration received by such person during such period from a Participating Employer or other Affiliated Organization that constitutes “compensation” within the meaning of Code section 415(c)(3) and Treasury Regulations section 1.415(c)-2, including the amount by which a Participant’s wages or salary is reduced pursuant to a plan under Code section 125, 132(f)(4) or 401(k).  Section 415 Wages will not include severance pay or amounts paid after the later of 2½ months after the Participant’s severance from employment and the end of the Plan Year in which such severance occurs.
(B)The Administrator may, in his or her discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Section 415 Wages for such Plan Year; provided that for each purpose under this Plan, the Administrator’s determination will be uniform throughout any Plan Year.

11.49.	Spouse

A person is the “Spouse” of another if, and only if, such person and the other person became married to each other under the law of any jurisdiction and the marriage has not been legally terminated.  A Participant’s “surviving Spouse” is the person who was the Participant’s Spouse at the Participant’s death.

11.50.	Termination of Employment

For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has terminated his or her employment relationship with all Participating Employers and other Affiliated Organizations or if he or she becomes Disabled.  Neither transfer of employment among Participating Employers and other Affiliated Organizations nor absence from active service by reason of short-term disability leave or any other leave of absence will constitute a termination of employment.  A Participant’s change in status from an Employee to a Leased Employee will not constitute a termination of employment.  The following rules will apply notwithstanding the preceding sentences.

(a)A Participant who (i) is absent from active service with all Affiliated Organizations by reason of a military leave or (ii) transfers employment on a permanent basis outside of the United States and is not, or ceases to be, a resident alien for tax purposes will be deemed to have terminated employment for such purpose if he or she has attained age 59½.
(b)A Participant who transfers employment on a temporary basis to a foreign subsidiary of a Participating Employer or other Affiliated Organization will be deemed not to have terminated employment.
11.51.	Testing Wages
(A)A person's “Testing Wages” for any period is the sum of all remuneration paid to such person by Participating Employers and other Affiliated Organizations that is reportable in box 1 of Internal Revenue Service Form W-2 or such other amount determined by the Administrator that satisfies the definition of “compensation” under Treasury Regulation section 414(s).
(B)In no event will a person's Testing Wages for any Plan Year be taken into account to the extent they exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(l7)(B). The cost-of-living adjustment in effect for a calendar year applies to Testing Wages for the determination period that begins with or within such calendar year.
(C)The Administrator may, in its discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Testing Wages for such Plan Year; provided, that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

11.52.	Treasury Regulations

“Treasury Regulations” mean regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of this Plan.

11.53.	Trust

The “Trust” is that created by the Company, as grantor, for purposes of implementing benefits under the Plan, and may, as from time to time amended, be referred to as the “Ecolab Savings Trust.”

11.54.	Trustee

The “Trustee” is the corporation and/or individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.

11.55.	Valuation Date

A “Valuation Date” is each day on which the Trustee and the New York Stock Exchange are open for business.

ARTICLE 12
ADMINISTRATION OF PLAN
12.1.	Administrator and Named Fiduciary

The Administrator is the Plan Administrator and a Named Fiduciary for all respects other than investment matters. The Investment Committee is a Named Fiduciary with respect to the investment of Plan assets.

12.2.Appointment of the Administrator and Appointment and Composition of the Investment Committee

The Company's Chief Executive Officer ("CEO") determines the number of members of the Investment Committee, and is responsible for appointing and removing Investment Committee members. If necessary, the CEO decides whether the Administrator or the Investment Committee has jurisdiction over a particular matter. The CEO has the authority to designate other Named Fiduciaries. The CEO shall exercise these powers in writing. An Investment Committee member may resign by following the procedure adopted by that committee. The CEO may remove any member of the Investment Committee at any time and for any reason. The Administrator or any member appointed to the Investment Committee shall automatically cease to hold that position, effective on the date that he or she dies or ceases to be employed by (or otherwise ceases performing services for) the Company or an Affiliated Organization unless the CEO approves otherwise in writing. The CEO, Administrator and Investment Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility). Any such designation shall be effective when accepted by the designated person.

12.3.	Compensation and Expenses

An employee of a Participating Employer or another Affiliated Organization performing administrative or Investment Committee duties in connection with the Plan will receive no compensation from the Fund for such services, but will be entitled to reimbursement from the Fund for all sums reasonably and necessarily expended in the performance of such duties. Any such reimbursement or compensation and all other costs of administering the Plan will be paid by the Trustee from the Fund except to the extent paid by the Participating Employers.

12.4.	Adoption of Rules

The Administrator and Investment Committee have the discretionary power to make and enforce such Plan Rules as they deem to be required or advisable for the effective administration of the Plan.

12.5.	Investment Committee In General
(A)The Investment Committee shall establish the rules and procedures by which it will operate.
(B)The Investment Committee may allocate and delegate any of its duties (other than trustee responsibilities as defined in ERISA) to any other person or persons, which may include but is not required to include Investment Committee members. No person has any discretionary authority in connection with the Plan or Plan assets unless properly delegated. If the Investment Committee delegates any portion of its authority, any reference to the Investment Committee's authority shall include the delegate to the extent such authority has been delegated.
(C)The Investment Committee may act by meeting or by written document approved by a majority of the Investment Committee members without meeting.
(D)Except as required by law, no Investment Committee member shall be liable or responsible for an act or omission of other Investment Committee members in which he has not concurred.
(E)An Investment Committee member may also be a Participant, but no Investment Committee member shall have the power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter affecting all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.
(F)The Investment Committee shall establish procedures for carrying out its duties and powers, and keep records of its proceedings, acts, and other data necessary to administer the Plan.
12.6.	Obligations of the Administrator or Investment Committee
(A)The Administrator shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Administrator has the power and discretion to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan, including the power to remedy ambiguities, inconsistencies, omissions and erroneous account balances. In the exercise of discretionary powers, the Administrator will treat all similarly situated Participants and Beneficiaries uniformly.
(B)The Administrator is authorized to act solely upon the basis of notifications from or determinations of a Participating Employer and to rely upon any document or signature believed by the Administrator to be genuine and shall be fully protected in so doing.
(C)The Investment Committee and the Administrator shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee. The Investment Committee or the Administrator shall give the Trustee directions as to payments or other distributions from the Plan to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.
12.7.	Professional Assistance

The Administrator and Investment Committee may retain such accounting, actuarial, recordkeeping, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services.

12.8.	Conflict of Interest

If any officer or employee of the Company or an Affiliated Organization, any member of the board of directors of the Company, the Administrator or any member of the Investment Committee to whom authority has been delegated or redelegated hereunder is also a Participant, Beneficiary or alternate payee in the Plan, the individual shall have no authority as such officer, employee, director Administrator or Investment Committee member with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants, Beneficiaries or alternate payees or a broad class of Participants, Beneficiaries and alternate payees), all such authority being reserved exclusively to the other officers, employees, directors, Administrator or Investment Committee members as the case may be, to the exclusion of such Participant, Beneficiary or alternate payee, and such Participant, Beneficiary or alternate payee shall act only in his or her individual capacity in connection with any such matter.

12.9.	Dual Capacity

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including serving as the Administrator and on the Investment Committee).

12.10.	Liability for Breach of Duty by Others
(A)Except as otherwise provided in ERISA Section 405(a):
(1)Neither the Administrator nor any member of the Investment Committee shall be answerable or accountable for any act, default, neglect or misconduct of any delegate appointed or of any other person transacting business with the Administrator or

Investment Committee if such person is selected by the Administrator or Investment Committee consistent with its fiduciary duties and responsibilities under ERISA.
(2)No auditor, accountant or legal counsel retained by the Administrator or Investment Committee or any person engaged by the Administrator or Investment Committee shall be answerable or accountable under any circumstances whatever except for the breach of responsibilities, obligations or duties specifically imposed upon and allocated to him or her by the Administrator or Investment Committee.
(B)In the administration of the Plan and the Trust, the Administrator and members of the Investment Committee, as appropriate, shall discharge their duties solely in the interest of the Participants, and their Beneficiaries and:
(1)for the exclusive purpose of providing benefits to the Participants, and their Beneficiaries and the payment of the reasonable administrative expenses of the Plan and the Trust; and
(2)with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
12.11.	Indemnification
(A)The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act with gross negligence, dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers will have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.
(B)An individual's right to indemnification pursuant to this section is in addition to, and independent of, the individual's right, if any, to indemnification pursuant to a Participating Employer's articles of incorporation or bylaws (or comparable governing instruments), applicable law or otherwise, but an individual is not entitled to indemnification from all sources in an amount that exceeds his or her claims, losses, damages, expenses and liabilities.
12.12.	Benefit Claim Procedure
(A)The Administrator will notify a Participant in writing, within 90 days of the Participant’s written application for benefits, of the Participant’s eligibility or noneligibility for benefits under the Plan.  If the Administrator determines that a Participant is not eligible for benefits or full benefits, the notice will:
(1)state the specific reasons for the denial of any benefits;

(2)provide a specific reference to the provision of the Plan on which the denial is based;
(3)provide a description of any additional information or material necessary for the claimant to perfect the claim, and a description of why it is needed;
(4)state that the claimant will be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;
(5)state the claimant’s right to bring a civil action under ERISA Section 502(a) following a continued denial of a claim after appeal review; and
(6)provide an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed.  If the Administrator determines that there are special circumstances requiring additional time to make a decision, the Administrator will notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.
(B)If the Administrator determines that a Participant is not eligible for benefits or if the Participant believes that he or she or she is entitled to greater or different benefits, the Participant will be provided the opportunity to have his or her claim reviewed by the Administrator by filing a petition for review with the Administrator within 60 days after the Participant receives the notice issued by the Administrator. The petition must state the specific reasons the Participant believes he or she or she is entitled to benefits or greater or different benefits. Within 60 days after the Administrator receives the petition, the Administrator will give the Participant (and his or her counsel, if any) an opportunity to present his or her position to the Administrator in writing, and the Participant (or his or her counsel) may review the pertinent documents, and the Administrator will notify the Participant of its decision in writing within such 60-day period, stating specifically the basis of the decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If because of special circumstances requiring additional time to make a decision, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Administrator, but notice of this deferral must be given to the Participant.
(C)The same procedure applies to the Beneficiary of a deceased Participant.
(D)A claimant must exhaust the procedure described in this section before pursuing the claim in any other proceeding.
12.13.	Correction of Errors
(A)No action by the Administrator or Trustee will vest in any Participant or Beneficiary any right, title or interest in or to any benefit except at the time or times and upon the terms and conditions expressly set forth in the Plan.

(B)Notwithstanding the issuance of any benefit statement to a Participant or Beneficiary or the distribution of all or any portion of a benefit, if the Administrator determines that, by reason of administrative error or other cause, the benefit of any Participant or Beneficiary was incorrectly determined, the Administrator may take such action as he or she deems appropriate to correct such error, including, but not limited to, causing an additional distribution to be made from the Plan, recovering the amount of an excess distribution from the Participant or Beneficiary or withholding, or reducing the amounts of, future distributions. Any such action will be taken within a reasonable time following the Administrator's discovery of the error.
12.14.	Reliance on Information
(A)The Administrator and Investment Committee, and any other person having fiduciary responsibilities under the Plan, are entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed independent qualified public accountant or (under the terms of ERISA) or Plan actuary, and upon all opinions given by legal counsel. The Administrator and Investment Committee, and any such person, will be fully protected in respect of any action taken or suffered in good faith in reliance upon all such tables, valuations, certificates, reports, opinions or other advice.
(B)The Administrator is entitled to rely upon any data or information furnished by a Participating Employer or by a Participant as to age, service or compensation of any person, and as to any other information pertinent to any calculation or determination to be made under the provisions of the Plan and, as a condition to payment of any benefit under the Plan, may request any Participant to furnish such information as the Administrator deems necessary or desirable in administering the Plan. The Administrator may accept as valid and act in reliance on any communication or instruction that reasonably appears to have been made by the Participant or Beneficiary or by a person authorized to act for the Participant or Beneficiary.
12.15.	Funding Policy

At least annually, the Investment Committee will determine the Plan’s funding policy.

12.16.	Board of Directors Actions

For purposes of this Plan, unless the context otherwise requires, the act of the Board of Directors or its delegate will constitute the act of the Company. Any action which is required to be taken by the Board of Directors of the Company or which such Board of Directors is authorized to take, may be taken by any committee of such Board of Directors appointed in accordance with the corporation law of the state in which such corporation is incorporated.

12.17.	Officers

Any reference to a specific officer of the Company will include a reference to the officer of the Company who succeeds to the relevant functions of such officer if the title or duties of the specific office change.

12.18.	Qualified Domestic Relations Order Expenses.

Any expenses incurred by the Administrator in connection with a domestic relations order relating to a Participant will be charged against the Participant's Account. If any part of a Participant's Account is assigned to an alternate payee pursuant to a qualified domestic relations order, the expenses not previously charged to the Participant's Account will, except as the qualified domestic relations order otherwise provides, be charged equally against the Participant's Account and the portion allocated to the alternate payee; provided that if either portion of the Account is insufficient to pay the expense so allocated or has been distributed prior to the time the expense is charged, the insufficiency will be charged against the other portion.

ARTICLE 13
MISCELLANEOUS
13.1.	Merger, Consolidation, Transfer of Assets

If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).  Any amounts so transferred that were subject to distribution limitations of Code section 401(k)(2)(B) in this Plan will continue to be subject to such limitations in the transferee plan. If any other plan is merged into this Plan, any provisions unique to the Accounts resulting from such merger may be set forth in an exhibit, which will be appended to this instrument.  No such transfer will be made unless the Administrator has determined that the other plan will apply the Code section 401(k) distribution restrictions to the transferred 401(k) accounts.

13.2.	Limited Reversion of Fund
(A)Except as provided in Subsection (B), no corpus or income of the Trust will at any time revert to any Participating Employer or be used other than for the exclusive benefit of Eligible Employees, Participants and Beneficiaries by paying benefits and, if applicable, administrative expenses of the Plan.
(B)Notwithstanding any contrary provision in the Plan:
(1)all contributions made by a Participating Employer to the Trustee prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under section 401(a) of the Code and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to such Participating Employer, upon the Participating Employer’s written request, if the Internal Revenue Service rules that the Plan, as adopted by that Participating Employer, is not qualified or the Trust is not tax exempt; provided, that the Participating Employer requests such determination within a reasonable time after adoption of the Plan, and the repayment by the Trustee to such Participating Employer is made within one year after the date of denial of qualification of the Plan; and

(2)to the extent a contribution is made by a Participating Employer by a mistake of fact or a deduction is disallowed a Participating Employer under Code section 404, the Trustee will repay the contribution to such Participating Employer upon the Participating Employer’s written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be.  The amount returned to the Participating Employer will not include any investment gains or earnings but will be reduced by any investment losses.  Each contribution to the Plan by a Participating Employer is expressly conditioned on such contribution’s being fully deductible by the Participating Employer under Code section 404.
13.3.	Top-Heavy Provisions
(A)If the Plan becomes a “top-heavy plan,” the following provisions will apply to, and control the operation and administration of, the Plan for those Plan Years during which the Plan is a top-heavy plan; provided, however, that the top-heavy requirements of this section will not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.
(1)Notwithstanding the provisions of Article 3, the amount of contributions (excluding Elective Deferral Contributions) made and allocated for such Plan Year on behalf of each Active Participant who is not a key employee and who is employed with a Participating Employer or another Affiliated Organization on the last day of the Plan Year (whether or not such Participant completed at least 1,000 Hours of Service during the Plan Year), expressed as a percentage of the Participant’s Section 415 Wages for the Plan Year, will be at least equal to the lesser of:
(a)three percent; and
(b)the largest percentage of such Section 415 Wages at which contributions (including Elective Deferral Contributions) are made and allocated on behalf of any key employee for such Plan Year.
(2)If, in addition to this Plan, the Participating Employer or another Affiliated Organization maintains another qualified defined contribution plan or one or more qualified defined benefit pension plans during a Plan Year, the provisions of clause (1) will be applied for such Plan Year:
(a)by taking into account the Participating Employer contributions (other than elective contributions for a non-key employee) on behalf of the Participant under all such defined contribution plans; and
(b)without regard to any Participant who is not a key employee and whose accrued benefit, expressed as a single life annuity, under a defined benefit pension plan maintained by the Participating Employer or another Affiliated Organization for such Plan Year is not less than the product of:

(i)the Participant’s average Section 415 Wages for the period of consecutive years not exceeding the period of consecutive years (not exceeding five) when the Participant had the highest aggregate Section 415  Wages, disregarding years in which the Participant completed less than 1,000 Hours of Service, multiplied by
(ii)the lesser of (A) two percent per year of service, disregarding years of service beginning after the close of the last Plan Year in which such defined benefit plan was a top heavy plan, or (B) 20 percent.
(B)For purposes of Subsection (A):
(1)The Plan will be a “top-heavy plan” for a particular Plan Year if, as of the last day of the initial Plan Year or, with respect to any other Plan Year, as of the last day of the preceding Plan Year, the aggregate of the Account balances of key employees is greater than 60% of the aggregate of the Account balances of all Participants.  The following rules will apply for purposes of calculating the aggregate Account balances for both key employees and employees who are not key employees.
(a)The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i).  If a distribution is made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."
(b)Amounts transferred or rolled over from a plan not maintained by a Participating Employer or another Affiliated Organization at the initiation of the Participant will be excluded.
(c)The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
(d)The terms “key employee” and “employee” will include the Beneficiaries of such persons who have died.
(2)Notwithstanding the provisions of clause (1), this Plan will not be a top-heavy plan if it is part of either a “required aggregation group” or a “permissive aggregation group” and such aggregation group is not top-heavy.  An aggregation group will be top-heavy if the sum of the present value of accrued benefits and account balances of key employees is more than 60% of the sum of the present value of accrued benefits and account balances for all Participants, such accrued benefits and account balances being calculated in each case in the same manner as set forth in clause (1).  Each plan in a required aggregation group will be top-heavy if the group is top-heavy.  No plan in a required aggregation group will be top-heavy if the group is not top-heavy.  If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy, required aggregation group will be top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.
(3)The “required aggregation group” consists of (i) each plan of an Affiliated Organization in which a key employee participates, and (ii) each other plan of an Affiliated Organization that enables a plan in which a key employee participates to meet the nondiscrimination requirements of Code section 401(a)(4) or 410.
(4)A “permissive aggregation group” consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken together, satisfy the requirements of Code sections 401(a)(4) and 410.
(5)For purposes of applying clauses (2), (3) and (4) of this Subsection, any qualified defined contribution plan maintained by a Participating Employer or another Affiliated Organization at any time within the five-year period preceding the Plan Year for which the determination is being made which, as of the date of such determination, has been formally terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants or their beneficiaries, will be taken into account to the extent required or permitted under such clauses and under Code section 416.
(C)The term “key employee” means any employee or former employee (including any deceased employee) who, at any time during the Plan Year that includes the determination date, was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1)), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3).  The determination of key employees will be made in accordance with Code section 416(i)(1).
(D)Matching Contributions will be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).
13.4.	No Employment Rights Created

The establishment and maintenance of the Plan neither give any employee a right to continuing employment nor limit the right of a Participating Employer to discharge any employee or otherwise deal with the employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.

13.5.	Priority of Trust Agreement

If there is any conflict between the provisions of this instrument and the provisions of the agreement governing the Ecolab Savings Trust, the provisions of the trust agreement will take precedence over the provisions of this instrument.

13.6.	Uniformed Service
(A)The provisions of this section apply only to an Employee who is reemployed on or after December 12, 1994 and whose reemployment rights are protected under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and are intended to comply with the requirements of Code section 414(u).
(B)Notwithstanding any other provisions of the Plan to the contrary, a Qualified Employee who leaves the employ of a Participating Employer for qualified military service and returns to employment with a Participating Employer will be entitled to the restoration of benefits under the Plan which would have accrued but for the Qualified Employee’s absence due to qualified military service.
(C)The following additional rules and conditions apply with respect to qualified military service notwithstanding any contrary provision of the Plan:
(1)an Employee will not be treated as having incurred a Break in Service by reason of his or her qualified military service;
(2)any period of qualified military service will be counted as Vesting Service;
(3)for purposes of determining the Qualified Employee’s Eligible Earnings and Section 415 Wages, the Qualified Employee will be treated as receiving compensation from the Participating Employer with whom he or she was employed immediately before the period of qualified military service during the period of qualified military service in an amount equal to the compensation he or she would have received during such period if he or she were not in qualified military service determined based on the rate of pay the Qualified Employee would have received from the Participating Employer but for the absence due to qualified military service; provided, however, if the compensation the Qualified Employee would have received from the Participating Employer is not reasonably certain, then the Qualified Employee’s rate of compensation will be equal to his or her average compensation for the 12-month period preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service);
(4)contributions on behalf or by the Qualified Employee will be subject to the limitations of Section 3.1 with respect to the Plan Years to which such contributions relate in accordance with Treasury Regulations;
(5)the Qualified Employee will not be entitled to any crediting of earnings on contributions for any period prior to actual payment to the Trust; and

(6)the Qualified Employee will not be entitled to restoration of any forfeitures which were not allocated to his or her Account as a result of his or her qualified military service.
(D)For purposes of this section, “qualified military service” means any service in the uniformed services as defined in USERRA by a Qualified Employee who is entitled to reemployment rights with a Participating Employer under USERRA.
(E)The survivors of a Participant who dies while performing qualified military service (as defined in Code section 414(u)) are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan had the Participant resumed employment with the Employer and then terminated employment on account of death.
13.7.	Limitation on Actions

Notwithstanding any statutory limitations period or conflict of law provision to the contrary, no action with respect to any benefit offered under this Plan may be brought more than one year following the date of mailing or delivery of the decision in the final appeal brought pursuant to the claim and appeal procedure set forth in Section 12.12 of this Plan.

ECOLAB SAVINGS PLAN AND ESOP

SUPPLEMENT A

SPECIAL PROVISIONS
APPLICABLE TO EMPLOYEES IN PUERTO RICO

(1)Purpose. The purpose of this Supplement A is to comply with the qualification requirements of Section 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the "PR Code"). The provisions of this Supplement A shall only apply to those Employees who are bona fide residents of the Commonwealth of Puerto Rico or who perform labor or services primarily within the Commonwealth of Puerto Rico, regardless of residence for other purposes (the "Puerto Rico Participants").

(2)Type of Plan. It is the intent of the Company that for Puerto Rico tax purposes the Plan be a profit-sharing plan as defined in Article 1165-1 of the Regulations issued under the PR Code and that it includes a qualified cash or deferred arrangement pursuant to 1081.01(d) of the PR Code.

(3)Affiliated Organization and Employer.  The definition of “Affiliated Organization” in Section 11.4 of the Plan will apply fully to this Supplement; provided, that for purposes of PR Code Section 1081.01(a)(3), 1081.01(a)(4), and 1081.01(d), the definition will be applied in a manner that is consistent with PR Code Section 1081.01(a)(14).  For purposes of Puerto Rico discrimination testing, the word “Employer” means all corporations, partnerships or other entities that are required to be aggregated with the Company under PR Code Section 1081.01(a)(14).

(4)Eligible Earnings. Eligible Earnings and Testing Wages under the Plan with respect to a Puerto Rico Participant shall be increased by amounts excluded from compensation by reason of an Employee's election to reduce compensation in lieu of benefits under a cash or deferred arrangement under PR Code Section 1081.01(d). Eligible Earnings and Testing Wages for a Puerto Rico Participant under the Plan may not exceed the limitation of PR Code Section 1081.01(a)(12) in effect for any Plan Year.  All other provisions in the Plan with respect to Eligible Earnings and Testing Wages shall apply to the Puerto Rico Participants to the extent not prohibited by the PR Code.

(5) Limitation on Before-Tax Contributions. The maximum amount of Before-Tax Contributions made by an Employer on behalf of any Puerto Rico Participant during a calendar year may not exceed the limit in effect for any given taxable year under Section 1081.01(d) of the PR Code (or such other limitation as determined from time to time under the PR Code).  This limit shall be applied by aggregating all plans maintained by the Employer that provide for 401(k)/Pre-Tax Contributions under the PR Code.

(6)Highly Compensated Employee.  For PR Code purposes, “Highly Compensated Employee” means each Employee who:

(a)during the Plan Year for which the determination is being made was more than a 5% owner or had more than a 5% interest in earnings or capital of the Employer;

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(b)received Compensation during the preceding Plan Year from the Employer in excess of the PR Code Section 1081.01(d)(3)(E)(iii)(III) limit; or

(c)is an officer of the Employer.

(7)Limitations Relating to Before-Tax Contributions. For each Plan Year, in addition to satisfying the nondiscrimination tests as provided in the Plan, the Plan shall also satisfy the Actual Deferral Percentage ("ADP") Test of PR Code Section 1081.01(d)(3)(B). This test must be complied with only taking into consideration Puerto Rico Participants.

In no event shall the ADP of the Highly Compensated Employee Puerto Rico Participants for any calendar year exceed the greater of:

(a)the ADP of all other Puerto Rico Participants for such calendar year multiplied by 1.25; or

(b)the ADP of all other Puerto Rico Participants for such calendar year multiplied by 2.0, provided that the ADP of Highly Compensated Employee Puerto Rico Participants does not exceed that of all other Puerto Rico Participants by more than two percentage points.

The ADP of a group of Puerto Rico Participants for a Plan Year shall be the average of the ratios, calculated separately for each Puerto Rico Participant in such group, of the amount of Puerto Rico Participants' Before-Tax Contributions actually paid to the Trust on behalf of such Puerto Rico Participants for such Plan Year to the Compensation of such Puerto Rico Participants for such Plan Year. If more than one plan providing a cash or deferred arrangement (within the meaning of Section 1081.01(d) of the PR Code) is maintained by the Employer, the ADP of any Highly Compensated Puerto Rico Participant who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. If two or more plans are aggregated for purposes of PR Code Sections 1081.01(a)(3) or (4), such plans shall be aggregated for purposes of determining the ADP of the Puerto Rico Participants as if all such plans were a single plan.

If there are contributions in excess of the limitation described in paragraphs (a) and (b) ("Excess Contributions") (determined under the leveling method specified in the PR Code beginning with the Highly Compensated Employee Puerto Rico Participant with the highest ADP), the Employer may make qualified nonelective contributions, as described in Section (9) of this Supplement for purposes of complying with the PR Code ADP Test.

Notwithstanding any contrary provision of this Supplement, to the extent permitted by the PR Code and its regulations, the Plan Administrator may elect to aggregate all Employees employed by the Employer for purposes of determining compliance by the Plan with the ADP test of PR Code Section 1081.01 and the determination of Highly Compensated Employee Puerto Rico Participants.

(8)Adjustment of a Puerto Rico Participant’s Before-Tax Contributions. The Employer may, in its sole discretion, decrease or suspend the Before-Tax Contributions of any Puerto Rico

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Participant if the Employer deems such decrease or suspension to be necessary to satisfy any of the following:

(a)the limits described in Section (5) of this Supplement; or

(b)the nondiscrimination requirement of Section (7) of this Supplement.

(9)Qualified Nonelective Contributions.  The Employer may make nonelective contributions allocated to the Before-Tax Contribution Accounts of those non-Highly Compensated Employee Puerto Rico Participants designated by the Employer at its sole discretion to the extent required to satisfy the requirements of Section (7) of this Supplement as of the last day of the Plan Year for which the contribution was made. In any Plan Year, all or part of the qualified nonelective contributions made with respect to Puerto Rico Participants may be treated as Before-Tax Contributions for purposes of the ADP Test set forth in Section (7) of this Supplement.  Such qualified nonelective contributions will not be matched.

In connection with designating the non-Highly Compensated Employee Puerto Rico Participants who will receive a nonelective contribution allocated to their Before-Tax Savings Contribution Account and the amount of such nonelective contribution, the Employer shall contribute an additional amount as a nonelective contribution for the Plan Year which shall be allocated only to non-Highly Compensated Employee Puerto Rico Participants who made or were eligible to make Before-Tax Savings Contributions for such Plan Year, which shall only be allocated if the value of such nonelective contribution is no less than one dollar and shall be allocated in the following manner:

(a)First, to the eligible non-Highly Compensated Employee Puerto Rico Participant with the lowest Eligible Earnings for the Plan Year up to an amount that does not exceed the lesser of the Participant’s applicable limitation under Article 9 of the Plan, or Sections (5) and (12) of this Supplement A; provided, however, that the nonelective contribution allocated to any non-Highly Compensated Employee Puerto Rico Participant shall not exceed the product of that non-Highly Compensated Employee Puerto Rico Participant’s Eligible Earnings and the greater of (1) five percent, and (2) two times the plan’s “representative contribution rate,” as that term is defined in U. S. Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B).

(b)The remaining nonelective contributions, if any, shall be allocated to the remaining eligible non-Highly Compensated Employee Puerto Rico Participants in the same manner and subject to the same limits specified in Paragraph (a), above, beginning with the non-Highly Compensated Employee Puerto Rico Participant with the next lowest Eligible Earnings for the Plan Year and continuing in ascending order based on Eligible Earnings for the Plan Year until the nonelective contribution has been completely allocated.

(10)Transfer and Rollover Provisions. Transfers or rollovers to the Plan pursuant to Section 4.5 by a Puerto Rico Participant are limited to the total lump-sum distribution from an employee retirement plan that qualifies under both Section 1081.01(a) of the PR Code and under Sections 401(a) and 401(k) of the US Code.

A Puerto Rico Participant or Beneficiary may request, at the time and in the manner prescribed by the Plan Administrator, to have the total lump-sum distribution from the Plan paid directly to a

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"Puerto Rico Eligible Retirement Plan" in a direct rollover. For purposes of this paragraph, the term "Puerto Rico Eligible Retirement Plan" means a qualified trust described in Section 1081.01(a) of the PR Code and an individual retirement account or annuity described in Sections 1081.02(a) and (b) of the PR Code, respectively, that accepts the Puerto Rico Participant's eligible rollover distribution.

(11)Catch-up Contributions. Puerto Rico Participants who have attained age 50 before the close of the Plan Year shall be eligible to make "Catch-up Contributions" in accordance with, and subject to the limitations of, Section 1081.01(d)(7)(C) of the PR Code. Such "Catch-up Contributions" shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of the provisions of the Plan implementing the required limitations of Section 1081.01(d)(7) of the PR Code.  The Plan shall not be treated a failing to satisfy he provisions of the Plan implementing the requirements of PR Code Section 1081.01(a)(3) or 1081.01(d)(3) by reason of making such Catch-up Contributions.

(12)Annual Account Additions.  Annual Account Additions for a Puerto Rico Participant may not exceed the lesser of the applicable PR Code Section 1081.01(a)(11)(B)(i) limitation in effect or any given Plan Year or the Puerto Rico Participant’s Testing Wages for that Plan Year.  This limitation shall be applied considering all Annual Account Additions to all related defined contribution plans maintained by the Company of an Affiliated Organization in which the Puerto Rico Participant is a participant.

(13)Hardship Withdrawals. Puerto Rico Participants are eligible to make hardship withdrawals for the reasons stated in the Plan only to the extent authorized by the Puerto Rico Department of the Treasury. A Puerto Rico Participant who makes a hardship withdrawal pursuant to the terms of the Plan,  (i) shall not be entitled to make Before-Tax Contributions and any other employee contributions for twelve months following the date of receipt of the hardship withdrawal, and (ii) for the taxable year following the year of the hardship withdrawal, the annual limitation imposed by the PR Code on Before-Tax Contributions shall be reduced by the amount of Before-Tax Contributions made in the year of the hardship withdrawal.

(14)Roth 401(k) and ESOP Provisions.  The provisions of the Plan relating to Roth 401(k) Contributions and Roth 401(k) Accounts will not apply to Puerto Rico Participants.  The provisions of the Plan relating to transfers of Participants’ Accounts to the ESOP will not apply to Puerto Rico Participants.

(15)Payment of Contributions. Contributions to the Plan by the Employer shall be paid to the Trustee not later than the due date for filing the Employer's Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

(16)Plan Merger. Solely with respect to the Puerto Rico Participants, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust will be limited to the extent such other plan and trust are qualified under Section 1081.01(a) of the PR Code.

(17)Plan Termination or Discontinuance of Contributions. Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust

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to a Puerto Rico Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PR Code.

(18)Governing Law. With respect to the Puerto Rico Participants and the Employer engaged in business in Puerto Rico, the Plan will be governed and construed according to the PR Code, where such law is not in conflict with the applicable federal laws.

(19)Use of Terms. All terms and provisions of the Plan shall apply to this Supplement, except that where the terms and provisions of the Plan and this Supplement conflict, the terms and provisions of this Supplement shall govern when applied to any Puerto Rico Participant.

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